SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☑

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, For Use of the Commission Only (as permitted by Rule 14a6(e)(2))
☑ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Under Rule 14a-12

LAIDLAW INTERNATIONAL, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

VOTING SECURITIES AND RECORD DATE
QUORUM AND VOTING
PROPOSAL I ELECTION OF DIRECTORS
CORPORATE GOVERNANCE
SECURITY OWNERSHIP
EXECUTIVE COMPENSATION
REPORT OF THE HUMAN RESOURCES AND COMPENSATION COMMITTEE
COMPARATIVE STOCK PERFORMANCE GRAPH
EQUITY COMPENSATION PLAN INFORMATION
AUDIT COMMITTEE AND INDEPENDENT AUDITORS
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
PROPOSAL II APPROVAL OF THE 2003 LAIDLAW INTERNATIONAL, INC. EQUITY AND PERFORMANCE INCENTIVE PLAN
PROPOSAL III APPROVAL OF THE LAIDLAW INTERNATIONAL, INC. SHORT-TERM INCENTIVE PLAN
PROCEDURES FOR SUBMISSION OF STOCKHOLDER PROPOSALS
SOLICITATION OF PROXIES
OTHER MATTERS
EXHIBIT A
EXHIBIT B

Laidlaw International, Inc.
55 Shuman Blvd.
Naperville, Illinois 60563
Telephone: (630) 848-3000

December 29, 2004

Dear Stockholder:

      You are cordially invited to attend the 2005 Annual Meeting of Stockholders of Laidlaw International, Inc. (the “Company”), which will be held on February 8, 2005, at 2:00 p.m. Central Standard Time, at Oak Brook Hills Resort, 3500 Midwest Road, Oak Brook, IL, 60523.

      At the annual meeting you will be asked to elect two directors to our Board of Directors, to approve the Laidlaw International, Inc. Amended and Restated 2003 Equity and Performance Incentive Plan, and to approve the Laidlaw International, Inc. Short-Term Incentive Plan.

      The Company has enclosed a copy of its Annual Report for the fiscal year ended August 31, 2004 with this Notice of Annual Meeting of Stockholders and Proxy Statement. If you would like another copy of the 2004 Annual Report, please contact Sarah Lewensohn at Laidlaw International, Inc., 55 Shuman Blvd., Naperville, Illinois 60563, (630) 848-3120, and you will be sent one.

      Please read the enclosed information carefully before completing and returning the enclosed proxy card. Returning your proxy card as soon as possible will assure your representation at the meeting, whether or not you plan to attend. If you do attend the annual meeting, you may, of course, withdraw your proxy should you wish to vote in person.

Sincerely,

Kevin E. Benson
President and Chief Executive Officer

LAIDLAW INTERNATIONAL, INC.

55 Shuman Blvd.
Naperville, Illinois 60563
Telephone: (630) 848-3000

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON FEBRUARY 8, 2005

          The Annual Meeting of Stockholders of Laidlaw International, Inc., a Delaware corporation (the “Company”), will be held on Tuesday, February 8, 2005, at 2:00 p.m. Central Standard Time, at Oak Brook Hills Resort, 3500 Midwest Road, Oak Brook, IL, 60523, for the following purposes:

(1) Electing two Class II directors whose terms expire at this Annual Meeting to the Board of Directors to hold office for a three-year term;

(2) Approving the Laidlaw International, Inc. Amended and Restated 2003 Equity and Performance Incentive Plan;

(3) Approving the Laidlaw International, Inc. Short-Term Incentive Plan; and

(4) Transacting such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

      The Board of Directors has fixed the close of business on December 16, 2004 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof.

By Order of the Board of Directors

KEVIN E. BENSON
President and Chief Executive Officer

December 29, 2004

      The Company’s Annual Report for the fiscal year ended August 31, 2004 (the “2004 Annual Report”) is enclosed. The 2004 Annual Report contains financial and other information about the Company but is not incorporated into the proxy statement.

      Even if you expect to attend the Annual Meeting, please promptly complete, sign, date and mail the enclosed proxy card. A self-addressed envelope is enclosed for your convenience. No postage is required if mailed in the United States. Stockholders who attend the Annual Meeting may revoke their proxies and vote in person if they so desire.

VOTING SECURITIES AND RECORD DATE

      Stockholders of record of the Company at the close of business on December  16, 2004 will be entitled to vote at the Annual Meeting. On that date, the Company had outstanding and entitled to vote 103,806,110 shares of common stock, par value $0.01 per share, of the Company (the “Common Stock”). A list of such holders will be open to the examination of any stockholder for any purpose germane to the meeting at Laidlaw International, Inc., 55 Shuman Blvd., Naperville, Illinois 60563 for a period of ten days prior to the meeting. The list of the holders will also be available for such examination at the Annual Meeting.

QUORUM AND VOTING

      Each share of Common Stock is entitled to one vote. No other securities are entitled to be voted at the Annual Meeting. At the Annual Meeting, inspectors of election shall determine the presence of a quorum and shall tabulate the results of the vote of the stockholders. The holders of a majority of the total number of outstanding shares of Common Stock entitled to vote must be present in person or by proxy to constitute the necessary quorum for any business to be transacted at the Annual Meeting. Properly executed proxies marked “abstain,” as well as proxies held in street name by brokers that are not voted on all proposals to come before the Annual Meeting (“broker non-votes”), will be considered “present” for purposes of determining whether a quorum has been achieved at the Annual Meeting. If a quorum should not be present, the meeting may be adjourned from time to time until a quorum is obtained.

      If the enclosed proxy card is executed and returned, the shares represented by it will be voted as directed on all matters properly coming before the Annual Meeting for a vote. Returning your completed proxy will not prevent you from voting in person at the Annual Meeting should you be present and desire to do so. The proxy may be revoked at any time prior to its exercise either by giving written notice to the Company or by submission of a later dated proxy.

      The shares represented by all valid proxies received will be voted in the manner specified on the proxies. Where specific choices are not indicated on a valid proxy, the shares represented by such proxies received will be voted: (1) for the nominees for director named in this proxy statement; (2) for the approval of the Laidlaw International, Inc. Amended and Restated 2003 Equity and Performance Incentive Plan; (3) for the approval of the Laidlaw International, Inc. Short-Term Incentive Plan; and (4) in accordance with the best judgment of the persons named in the enclosed proxy, or their substitutes, for any other matters that properly come before the Annual Meeting.

Broker Voting

      Brokers holding shares of record for a customer have the discretionary authority to vote on some matters if they do not receive timely instructions from the customer regarding how the customer wants the shares voted. There are also some matters with respect to which brokers do not have discretionary authority to vote if they do not receive timely instructions from the customer. When a broker does not have discretion to vote on a particular matter and the customer has not given timely instructions on how the broker should vote, a broker non-vote results. Any broker non-vote will be counted as present at the meeting for purposes of determining a quorum, but will be treated as not entitled to vote with respect to certain matters. Pursuant to the rules of the New York Stock Exchange, broker non-votes are not entitled to vote on the implementation of equity compensation plans, such as the plan set forth in Proposal II herein, without instruction from the beneficial owner of shares held by such broker. For any proposal at the Annual Meeting that must receive a specific percentage of favorable votes for approval, abstentions in respect of such proposal are treated as present and entitled to vote under Delaware law, and, therefore, such abstentions have the effect of a vote against such proposal.

Required Vote

Proposal I

      The two nominees for Class II director receiving the greatest number of votes cast at the Annual Meeting in person or by proxy shall be elected. Stockholders have no right to cumulative voting as to any matter, including the election of directors.

Proposal II

      The proposal to approve the Laidlaw International, Inc. Amended and Restated 2003 Equity and Performance Incentive Plan requires the favorable vote of a majority of shares of Common Stock voted at the meeting in person or by proxy. The rules of the New York Stock Exchange further require that at least a majority of the votes of shares of Common Stock entitled to vote must be cast with respect to the approval of Proposal II. Abstentions from voting shall have the effect of a vote against the proposal. Pursuant to New York Stock Exchange Rules, a broker may not vote on the adoption of or a material amendment to an equity compensation plan such as the Laidlaw International, Inc. Amended and Restated 2003 Equity and Performance Incentive Plan without instruction from the beneficial owner of the shares held by such broker. Broker non-votes will not be considered present for purpose of calculating a majority and, therefore, will have no effect on the outcome of the vote. Stockholders have no right to cumulative voting as to any matter, including Proposal II.

Proposal III

      The proposal to approve the Laidlaw International, Inc. Short-Term Incentive Plan requires the favorable vote of a majority of shares of Common Stock voted at the meeting in person or by proxy. The Laidlaw International, Inc. Short-Term Incentive Plan is not an equity compensation plan under the New York Stock Exchange Rules. Therefore, broker non-votes will be considered in the vote to approve Proposal III. Any shares of Common Stock present in person or by proxy at the Annual Meeting, but not voted for any reason, have no impact on the vote. Stockholders have no right to cumulative voting as to any matter, including Proposal III.

PROPOSAL I

ELECTION OF DIRECTORS

      Under the Certificate of Incorporation, the Company is authorized to appoint up to fifteen (15) members to the Board of Directors. The Board of Directors currently consists of eight members. At the beginning of fiscal 2004 the Board of Directors consisted of nine members, however, one director, Vicki O’Meara, resigned effective September 13, 2004. In accordance with the Company’s Certificate of Incorporation, the Board of Directors is divided into three classes of directors, with each class as nearly equal in number of directors as possible. Class II currently consists of Richard P. Randazzo and Carroll R. Wetzel, Jr., and their current terms of office will at this Annual Meeting. Prior to her resignation, Vicki O’Meara served as a Class II director. Class III consists of Kevin E. Benson, Lawrence M. Nagin and Peter E. Stangl, and their current terms of office will expire at the 2006 Annual Meeting of Stockholders. Class I consists of John F. Chlebowski, James H. Dickerson, Jr. and Maria A. Sastre, and their current terms of office will expire at the 2007 Annual Meeting of Stockholders.

      At each annual stockholders’ meeting, directors are elected for a term of three years and hold office until their successors are elected and qualified or until their earlier removal or resignation. Directorships resulting from an increase in the authorized number of directors or any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other cause may be filled by a majority of the remaining directors then in office. At the Annual Meeting, two directors are to be elected by the stockholders to hold office, each for a term of three years and until his or her successor is elected and qualified. The vacancy created by Ms. O’Meara’s resignation from the Board of Directors will be filled by a majority of the members of the Boards of Directors presently in office or voted into office at the Annual Meeting and such director will be a Class II director.

      The Company has a Nominating and Governance committee and all nominations are approved by the Board of Directors. The Board of Directors recommends that its two nominees for directors be elected at the Annual Meeting. The nominees are Richard P. Randazzo and Carroll R. Wetzel, Jr. Each of these nominees has consented to serve as a director if elected. Messrs. Randazzo and Wetzel currently serve as directors of the Company, and each has served as a director of the Company since June 2003. If any nominee becomes unavailable for any reason or should a vacancy occur before the election, which events are not anticipated, the proxies will be voted for the election of such other person as a director as the Board of Directors may recommend.

      Information regarding each of the nominees proposed by the Board of Directors for election as Class II directors, along with information concerning the present Class III and Class I continuing directors of the Company is set forth below:

Class II Nominees

Name	Age	Position(s)

Richard R. Randazzo	60	Director Nominee
Carroll R. Wetzel, Jr.	61	Director Nominee

Class III Directors — Terms Expiring in 2006

Name	Age	Position(s)

Kevin E. Benson	57	President, Chief Executive Officer and Director
Lawrence M. Nagin	63	Director
Peter E. Stangl	63	Director, Non-Executive Chairman of the Board

Class I Directors — Terms Expiring in 2007

Name	Age	Position(s)

John F. Chlebowski	59	Director
James H. Dickerson, Jr.	58	Director
Maria A. Sastre	49	Director

Director Nominees

      Richard R. Randazzo, age 60, has served as a director of the Company since June 23, 2003. Since 1997, Mr. Randazzo has served as Senior Vice President, Human Resources of Federal-Mogul Corporation, a global supplier of automotive components and sub-systems serving original equipment manufacturers and the aftermarket. On October 1, 2001, Federal-Mogul Corporation filed a petition for reorganization under Chapter 11 of the Bankruptcy Code. Mr. Randazzo has held the top human resources positions at Nextel Communications from 1995 until 1996, Asea Brown Boveri, Inc., Americas Region from 1991 until 1995 and was the Vice President of Human Resources of Xerox Corporation’s largest operating group. He served at Xerox for twenty four years before leaving in 1991.

      Carroll R. Wetzel, Jr., age 61, has served as a director of the Company since June 23, 2003. Since 2000, Mr. Wetzel has served as Chairman of the Board of Safety Components International, Inc., a supplier of automotive airbag fabric and cushions and technical fabrics. From 1988 to 1996, Mr. Wetzel was a Managing Director of Chemical Bank Corporation and co-head of the Mergers and Acquisitions Group of Chase Manhattan Corporation (after Chemical Bank’s merger with Chase Manhattan).

Continuing Directors

      Kevin E. Benson, age 57, has been President and Chief Executive Officer and a director of the Company since June 23, 2003. From September 2002 to June  23, 2003, Mr. Benson was President and Chief Executive Officer of Laidlaw Inc., the Company’s predecessor, which emerged from Chapter 11 protection in June, 2003. Prior to that, Mr. Benson served as President and Chief Executive Officer of the Insurance Corporation of British Columbia from December 2001 until September 2002 and as President of The Pattison Group, a privately owned company and a conglomerate that owns interests in numerous businesses across a range of industries, in 2000 and 2001. He previously served as President and Chief Executive Officer of Canadian Airlines International from 1996 until 2000 and as Chief Financial Officer from 1995 to 1996. Prior to joining Canadian Airlines in 1995, he served in various capacities with Trizec-Hahn, a Canadian real estate development company with property holdings in the U.S. and Canada, joining the company in 1977 and becoming Chief Financial Officer in 1983, President in 1986 and Chief Executive Officer in 1987. Mr. Benson also serves as a director of Manulife Financial.

      John F. Chlebowski, age 59, has served as a director of the Company since June 23, 2003. He has served as the President and Chief Executive Officer of Lakeshore Operating Partners, LLC, a bulk liquid distribution firm, since March 2000. From July 1999 until March 2000, Mr. Chlebowski was a senior executive and co-founder of Lakeshore Liquids Operating Partners, LLC, a private venture firm in the bulk liquid distribution and logistics business, and from January 1998 until July 1999, he was a private investor and consultant in bulk liquid distribution. Prior to that, he was employed by GATX Terminals Corporation, a subsidiary of GATX Corporation, as President and Chief Executive Officer from 1994 until 1997. He served as Chief Financial Officer and Vice President Finance of GATX Corporation, a specialized finance and leasing company, from 1986 until 1994 and Vice President Finance from 1984 until 1986. Mr. Chlebowski joined GATX Corporation in 1983 as Vice President Financial Planning. Mr. Chlebowski is also a director of SpectraSite, Inc. and NRG Energy, Inc.

      James H. Dickerson, Jr., age 58, has served as a director of the Company since June 23, 2003. Mr. Dickerson served as the Chief Operating Officer of Caremark Rx, Inc., a pharmaceutical company, from May 2000 until July 2002, when he retired. He joined Caremark in 1998 as the Executive Vice President and Chief Financial Officer. Prior to joining Caremark, Mr. Dickerson was Senior Vice President and Chief Financial Officer of Aetna US Healthcare Corporation of Aetna, Inc., a provider of healthcare benefits, from 1994 until 1998. Mr. Dickerson is also director of Sunterra Corporation and is a Trustee of Rider University.

      Lawrence M. Nagin, age 63, has served as a director of the Company since June 23, 2003. Since April 2003, Mr. Nagin has been Senior Strategic Advisor with the law firm O’Melveny & Myers LLP. Before joining O’Melveny & Myers, Mr. Nagin was a consultant to US Airways Group, Inc., the parent company of US Airways, Inc., a commercial air transportation company. Mr. Nagin joined US Airways Group as Executive Vice President — Corporate Affairs and General Counsel in 1996 where he held that position until March 2002. US Airways Group filed a petition for reorganization under Chapter 11 of the Bankruptcy Code on August 11, 2002 and subsequently emerged from bankruptcy on March 31, 2003. Prior to that, he was in the private practice of law at the law firm Skadden, Arps, Slate, Meagher & Flom LLP from 1994 until 1996. Prior to joining the law firm, Mr. Nagin was Executive Vice President — Corporate Affairs and General Counsel for UAL Corp., the parent company of United Airlines, Inc., a commercial air transportation company.

      Maria A. Sastre, age 49, has served as a director of the Company since June 23, 2003. Since 2000, Ms. Sastre has served as Vice President, Fleet Operations Guest Services for Royal Caribbean International of Royal Caribbean Cruises, a global cruise vacation company. Prior to that, she was employed by UAL Corporation, a holding company for United Airlines, Inc., a commercial air transportation company, since 1992 where she held various positions, including Vice President, Customer Satisfaction from 1999 until 2000, Vice President, Latin America and Caribbean from 1995 until 1999, and Director, International Sales and Marketing, Asia, Europe and Latin America from 1994 until 1995. UAL Corporation filed for Chapter 11 protection on December 9, 2002. Ms. Sastre is also a director of Darden Restaurants, Inc.

      Peter E. Stangl, age 63, has served as a director of the Company since June 23, 2003. From 2000 until his retirement in 2003, he served as President of Bombardier Transportation, US, a division of Bombardier, Inc., a global manufacturer of business jets, regional aircraft and rail transportation equipment. Prior to that, Mr. Stangl served as President of Bombardier Transit Corporation from 1995 until 2000. Before joining Bombardier, he was employed by the Metropolitan Transportation Authority of New York where he was Chairman and Chief Executive Officer from 1991 until 1995 and President, Metro-North Commuter Railroad from 1983 until 1991. Mr. Stangl joined the Metropolitan Transportation Authority as Assistant Executive Director for Service Policy and Operations in 1980.

      The Board of Directors recommends a vote FOR the election of the nominees for Class II Director named above.

CORPORATE GOVERNANCE

      The business and affairs of the Company are managed by or under the direction of the Board of Directors. The Board’s goals are to build long-term value for the Company’s stockholders and to assure the vitality of the Company for its customers, employees and the other individuals and organizations who depend on the Company. To achieve these goals, the directors will monitor the performance of the Company by regularly attending meetings of the Board and its committees. The Board of Directors held eight (8) regularly scheduled meetings and five (5) special meetings during fiscal 2004. During the 2004 fiscal year, each member of the Board of Directors attended at least 75% of the total meetings held by the Board of Directors and by all committees on which they served.

      On November 19, 2003, the Board of Directors adopted Corporate Governance Guidelines of the Company. A copy of the Company’s Corporate Governance Guidelines is available on the Company’s website at www.laidlaw.com and is also available in print to any stockholder who sends a request to Laidlaw International, Inc., Attn: Investor Relations, 55 Shuman Blvd., Naperville, Illinois 60563, (630) 848-3000.

Code of Business Conduct and Ethics and Supplemental Code of Ethics

      The Board of Directors adopted a Code of Business Conduct and Ethics that applies to all of the Company’s officers, employees and directors and a Code of Ethics that applies specifically to the Company’s Chief Executive Officer and Financial Officers. The Code of Business Conduct and Ethics and the Code of Ethics for the Chief Executive Officer and Financial Officers are available on the Company’s website at www.laidlaw.com and are also available in print to any stockholder who sends a request to Laidlaw International, Inc., Attn: Investor Relations, 55 Shuman Blvd., Naperville, Illinois 60563, (630) 848-3000.

Independence of Directors

      Based on information solicited from each director and upon the advice and recommendation of the Company’s Nominating and Corporate Governance Committee, the Board of Directors has determined that all of its members, other than Kevin E. Benson, the Company’s President and Chief Executive Officer, are “independent” directors as defined by the applicable rules of both the New York Stock Exchange and the Securities and Exchange Commission. The Company’s standards for determining director independence can be found in its Corporate Governance Guidelines which is available on the Company’s website at www.laidlaw.com and is also available in print to any stockholder who sends a request to Laidlaw International, Inc., Attn: Investor Relations, 55 Shuman Blvd., Naperville, Illinois 60563, (630) 848-3000.

Separate Sessions of Non–management Directors

      The Corporate Governance Guidelines of the Company provide for regular executive sessions of the non–management directors without management participation. Consistent with the rules of the New York Stock Exchange, a “non–management director” is a director who is not an “officer” of the Company within the meaning of Rule 16a-1(f) under the Securities Act of 1933, as amended. The Chairman, or, if appointed, Lead Independent Director, shall preside over such executive sessions. Peter E. Stangl serves as the non–executive Chairman of the Board of Directors.

Communications with Directors

      Stockholders, employees or other interested parties may communicate with the Board of Directors of the Company and/or its Audit Committee, either individually or collectively, by writing to 600 Six Flags Drive, Suite 300, Arlington, Texas 76011, or by writing to 55 Shuman Blvd., Suite 400, Naperville, Illinois 60563, via facsimile at 817-652-9983 or 630-848-3167 or by sending an email to directors@laidlawcompliance.com or auditcommittee@laidlawcompliance.com. These communications will be reviewed by the Ethics & Compliance Department as agent for the non-management directors in facilitating direct communication to the Board of Directors and/or its Audit Committee.

      In addition, stockholders, employees or other interested parties may call the Ethics & Integrity Helpline at 888-LAIDLAW (524-3529) for the purpose of reporting concerns in a confidential manner. The Ethics & Integrity Helpline is maintained through an outsourcing company, and is monitored 24 hours a day, seven days a week. National Hotline Services (NHS) provides intake for all calls placed to the Helpline. An NHS operator will document the caller’s concerns and summarize the statements made by the caller to ensure a full understanding of the concern. Next, the NHS operator will submit the information to the Ethics & Compliance Department for review and dissemination to the appropriate reviewing department within 24 hours.

      The Company will reiterate to employees annually the process for communicating concerns and will post its Policy for Communications From Stockholders, Employees and Interested Parties on the Company’s website at www.laidlaw.com.

Committees of the Board of Directors

      Audit Committee. The Audit Committee is currently comprised of John F. Chlebowski, James H. Dickerson, Jr., Maria A. Sastre, Peter E. Stangl and Carroll R. Wetzel, Jr., all of whom are independent directors under the New York Stock Exchange listing standards and under the Standards for Director Independence attached to the Company’s Corporate Governance Guidelines. John F. Chlebowski serves as the Chair of the Audit Committee. The Board of Directors has determined that John F. Chlebowski is the Company’s Audit Committee financial expert. The Audit Committee discusses with the Company’s management and the Company’s independent registered public accountants the overall scope and specific plans for the accountants’ audit. The Audit Committee reviews audit and non-audit fees and considers issues relating to auditor independence. The Audit Committee meets with the Company’s senior management and independent registered public accountants to discuss the results of the accountants’ examination and the Company’s financial reporting. The Audit Committee discusses policies with respect to risk management and risk assessment. The Audit Committee meets separately, periodically, with management, with internal auditors and with independent auditors. The Audit Committee also establishes procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters. The Board of Directors adopted the Audit Committee Charter on November 19, 2003. A current copy of the Audit Committee Charter is available on the Company’s website at www.laidlaw.com. The Audit Committee held eight (8) meetings during fiscal 2004.

      The Audit Committee has established pre-approval policies and procedures with respect to audit and non-audit services by the Company’s independent auditors, which are described below under “Audit Committee and Independent Auditors — Pre-Approval Policies and Procedures.”

      Compliance Committee. The Compliance Committee is currently comprised of James H. Dickerson, Jr., Lawrence M. Nagin, Richard P. Randazzo and Peter E. Stangl, all of whom qualify as independent directors under the New York Stock Exchange listing standards and under the Standards for Director Independence attached to the Company’s Corporate Governance Guidelines. Vicki A. O’Meara resigned as the Chair of the Compliance Committee on September 13, 2004. James H. Dickerson, Jr. currently serves as the Chair of the Compliance Committee. The Compliance Committee reviews all matters relating to compliance with all laws, regulations and policies (other than securities law matters which the Audit Committee reviews) applicable to, and the principal purpose of which is to regulate or establish requirements or standards for, the conduct of the day-to-day operations of the Company’s businesses (such as those dealing with antitrust, environmental, health and safety, confidentiality, Medicare, Medicaid and other health care benefit matters). In addition, on November 19, 2003, the Board of Directors adopted the Compliance Committee Charter. A current copy of the Compliance Committee Charter is available on the Company’s website at www.laidlaw.com. The Compliance Committee held five (5) meetings during the fiscal year ending August 31, 2004.

      Human Resources and Compensation Committee. The Human Resources and Compensation Committee is currently comprised of Richard R. Randazzo, Maria A. Sastre, Peter E. Stangl and Carroll R. Wetzel, Jr., all of whom are independent directors under the New York Stock Exchange listing standards and under the Standards for Director Independence attached to the Company’s Corporate Governance Guidelines. Richard R. Randazzo serves as the Chair of the Human Resources and Compensation Committee. The Human Resources and Compensation Committee oversees all matters relating to human resources of the Company and administers (1) all stock option or stock-related plans and, in connection therewith, all awards of options to employees pursuant to any such stock option or stock-related plan, (2) all bonus plans and (3) all compensation of the Chief Executive Officer of the Company. In addition, the Human Resources and Compensation Committee advises and consults with the Company’s management regarding pension and other benefit plans and compensation policies and practices of the Company. The Human Resources and Compensation Committee also assists the Board of Directors in developing and evaluating potential candidates for executive positions. In addition, on November 19, 2003, the Board of Directors adopted the Human Resources and Compensation Committee Charter. A current copy of the Human Resources and Compensation Committee Charter is available on the Company’s website at www.laidlaw.com. The Human Resources and Compensation Committee held seven (7) meetings during the fiscal year ending August 31, 2004.

      Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee is currently comprised of John F. Chlebowski, Lawrence M. Nagin and Peter E. Stangl, all of whom are independent directors under the New York Stock Exchange listing standards and under the Standards for Director Independence attached to the Company’s Corporate Governance Guidelines. Lawrence M. Nagin serves as the Chair of the Nominating and Corporate Governance Committee. The Nominating and Governance Committee considers and recommends criteria for the selection of nominees for election as directors and committee members and from time to time may select for presentation to the full Board of Directors recommended director candidates. In considering candidates, the Committee and the Board will comply with the applicable requirements of the Securities and Exchange Commission rules and regulations and the New York Stock Exchange governance rules and consider the personal and professional qualities and experience of the candidate in light of the needs of the Company at that time.

      In general, nominees for director should have an understanding of the workings of large business organizations and senior level executive experience. Of particular importance will be the candidate’s character, integrity, judgment, independence, commitments, analytical skills and experience relevant to the Company’s business and strategic challenges. Generally, director candidates will be considered and evaluated under the same criteria regardless of whether they are recruited by or recommended by the Board of Directors, the Nominating and Governance Committee or a stockholder. The Committee will consider nominees recommended by a stockholder or group of stockholders that have held at least 2% of the Company’s voting common stock for at least one year as of the date of the recommendation. All stockholder nominating recommendations must be in writing, addressed to the Nominating and Corporate Governance Committee care of the Company’s corporate secretary at the Company’s principal headquarters, 55 Shuman Blvd., Suite 400, Naperville, Illinois 60563. Submissions must be made by mail, courier or personal delivery. E-mailed submissions will not be considered. A stockholder nominating recommendation must also provide certain information about the recommending stockholder, the proposed nominee, the qualifications of the nominee, as well as other additional information. The procedures for stockholders submitting director nominations can be found on the Company’s website at www.laidlaw.com.

      The Nominating and Corporate Governance Committee also develops and recommends to the full Board of Directors corporate governance principles applicable to the Company and oversees the evaluation of the Board of Directors and management. In addition, on November 19, 2003, the Board of Directors adopted the

Nominating and Corporate Governance Committee Charter. A current copy of the Nominating and Corporate Governance Committee Charter is available on the Company’s website at www.laidlaw.com. The Nominating and Governance Committee held six (6) meetings during fiscal 2004.

SECURITY OWNERSHIP

      The following table sets forth certain information concerning the beneficial ownership of the shares of the Company’s Common Stock as of December  16, 2004 by: (i) those persons owning of record, or known to the Company to be the beneficial owner of, more than five percent of the voting securities of the Company; (ii) each of our directors and nominees; (iii) each of the executive officers named in the “Summary Compensation Table;” and (iv) all directors and executive officers as a group. Unless otherwise indicated, all information with respect to beneficial ownership has been furnished by the respective director, named executive officer or five percent beneficial owner, as the case may be. Unless otherwise indicated, the persons named below have sole voting and investment power with respect to the number of shares set forth opposite their names. Beneficial ownership of the Common Stock has been determined for this purpose in accordance with the applicable rules and regulations promulgated under the Exchange Act. Except as otherwise indicated below, the address of each individual listed below is c/o Laidlaw International, Inc., 55 Shuman Blvd., Suite 400, Naperville, Illinois 60563.

      Percentage of beneficial ownership is based on 103,806,110 shares of Common Stock outstanding as of December 16, 2004.

		Percentage of Shares
	Number of Shares	of Common Stock
Name of Beneficial Owner:	Beneficially Owned	Beneficially Owned (%)

Perkins, Wolf, McDonnell and Company, LLC(1)	6,867,936	6.6%
310 S. Michigan Avenue
Suite 2600
Chicago, IL 60604
John F. Chlebowski(2)	9,000	*
James H. Dickerson, Jr.(2)	9,000	*
Lawrence M. Nagin(2)	9,000	*
Richard P. Randazzo(2)	11,000	*
Maria A. Sastre(2)	9,000	*
Peter E. Stangl(3)	15,501	*
Carroll R. Wetzel, Jr.(2)	9,000	*
Kevin E. Benson(4)	121,667	*
Douglas A. Carty(5)	45,000	*
Beth Byster Corvino	—	*
Jeffrey W. Sanders(6)	12,500	*
Jeffery A. McDougle(7)	7,500	*
All current directors and executive officers as a group (12 persons)*	258,168	*

*	Less than 1% of outstanding shares

(1)	Based on information contained in a Form 13F filed with the Securities and Exchange Commission by Mac-Per-Wolf Company on November 18, 2004.

(2)	Includes 6,750 restricted shares and 2, 250 shares issuable upon the exercise of outstanding options presently exercisable or exercisable within 60 days after December 16, 2004.

(3)	Includes 10,126 restricted shares and 3,375 shares issuable upon the exercise of outstanding options presently exercisable or exercisable within 60 days after December 16, 2004.

(4)	Includes 60,000 deferred shares presently vested or vesting within 60 days after December 16, 2004 and 61,667 shares issuable upon the exercise of outstanding options presently exercisable or exercisable within 60 days after December 16, 2004.

(5)	Includes 25,000 deferred shares presently vested or vesting within 60 days after December 16, 2004 and 20,000 shares issuable upon the exercise of outstanding options presently exercisable or exercisable within 60 days after December 16, 2004.

(6)	Includes 7,500 deferred shares presently vested or vesting within 60 days after December 16, 2004 and 5,000 shares issuable upon the exercise of outstanding options presently exercisable or exercisable within 60 days after December 16, 2004.

(7)	Includes 2,500 deferred shares presently vested or vesting within 60 days after December 16, 2004 and 5,000 shares issuable upon the exercise of outstanding options presently exercisable or exercisable within 60 days after December 16, 2004.

Section 16(a) Beneficial Ownership Reporting Compliance

      Based solely on a review of reports of ownership, reports of changes of ownership and written representations under Section 16(a) of the Exchange Act that were furnished to the Company during fiscal 2004 for persons who were, at any time during fiscal 2004, directors or executive officers of the Company or beneficial owners of more than 10% of the outstanding shares of Common Stock, all filing requirements for reporting persons were met.

EXECUTIVE COMPENSATION

Executive Officers of the Company

      The following information regarding the Company’s named executive officers is as of December 16, 2004.

Name	Age	Position

Kevin E. Benson	57	President, Chief Executive Officer and Director
Douglas A. Carty	48	Senior Vice President and Chief Financial Officer
Beth B. Corvino	48	Senior Vice President, General Counsel and Corporate Secretary
Jeffrey W. Sanders	42	Vice President, Corporate Development and Controller
Jeffery A. McDougle	48	Vice President and Treasurer

      Set forth below is a description of the background of each of the named executive officers of the Company.

      Kevin E. Benson has been President and Chief Executive Officer and a director of the Company since June 23, 2003. From September 2002 to June 23, 2003, Mr. Benson was President and Chief Executive Officer of Laidlaw Inc., the Company’s predecessor, which emerged from Chapter 11 protection in June, 2003. Prior to that, Mr. Benson served as President and Chief Executive Officer of the Insurance Corporation of British Columbia from December 2001 until September 2002 and as President of The Pattison Group, a privately owned company and a conglomerate that owns interests in numerous businesses across a range of industries, in 2000 and 2001. He previously served as President and Chief Executive Officer of Canadian Airlines from 1996 until 2000. Mr. Benson also serves as a director of Manulife Financial.

      Douglas A. Carty has been Senior Vice President and Chief Financial Officer of the Company since June 23, 2003. From January 2003 to June 23, 2003, Mr. Carty was Senior Vice President and Chief Financial Officer of Laidlaw Inc., the Company’s predecessor. Prior to that, Mr. Carty served as Senior Vice President and Chief Financial Officer of Atlas Air Worldwide Holdings, an aviation transportation company, from July 2001 until December 2002. Laidlaw Inc. and Atlas Air Worldwide Holdings emerged from Chapter 11 protection in June 2003 and July 2004, respectively. From 1990 until July 2000, Mr. Carty was employed by Canadian Airlines, where he served in a variety of positions, including Senior Vice President and Chief

Financial Officer from 1996 until July 2000. Mr. Carty also serves as a non-executive Chairman of the Board of Points International Ltd.

      Beth Byster Corvino has been Senior Vice President, General Counsel and Corporate Secretary of the Company since April 12, 2004. From April 1998 to April 2004 she served as Vice President, General Counsel and Corporate Secretary, and then as a consultant to, Chas. Levy Company LLC, a book and magazine wholesaler, where she was responsible for all legal affairs and strategic planning, and served as Chief Operating Officer of its trucking subsidiary.

      Jeffrey W. Sanders has been Vice President, Corporate Development of the Company since August 2003 and has been Controller since January 2004. From May 1999 until July 2003 he served as Senior Vice President and Chief Financial Officer of Greyhound Lines, Inc. Mr. Sanders joined Greyhound Lines, Inc. in June 1997 as Vice President, Corporate Development and from September 1997 through May 1999 served as Vice President Finance.

      Jeffery A. McDougle has been Vice President and Treasurer since February  2, 2004. From July 2003 until January 2004, he served as Vice President of Fleet at US Airways Inc. From April 2002 until July 2003, Mr. McDougle served as Vice President of Finance and Treasurer for US Airways Group, where in addition to his treasury functions, he was responsible for corporate finance, corporate insurance and purchasing. In addition, he served as Vice President — Purchasing of US Airways, Inc. from November 2001 to April 2002 and Vice President — Treasurer of US Airways Group from May 1999 to November 2001. US Airways Group and its subsidiary US Airways Inc. filed a petition for Chapter 11 protection on August  11, 2002 and subsequently emerged from bankruptcy on March 31, 2003.

Summary Compensation Table

					Long-Term Compensation

					Awards Payouts
	Annual Compensation
					Deferred/
				Other Annual	Restricted	Securities		All other
				Compensation	Stock	Underlying	LTIP	Compensation
Name and Principal Position	Year	Salary	Bonus	(1)	Awards (2)	Options	payouts	(3)

Kevin E. Benson	2004	$600,000	$1,000,000	$—	$3,900,000	185,000	$—	$58,783
President, Chief Executive Officer and	2003	$575,000	$517,500	$—			$—	$34,017
Director
Douglas A. Carty	2004	$426,667	$521,202	$—	$1,300,000	60,000	$—	$107,518
Senior Vice President and	2003	$266,667	$218,680	$—			$—	$7,759
Chief Financial Officer
Beth B. Corvino(4)	2004	$124,923	$116,749	$—	$578,000	60,000	$—	$5,149
Senior Vice President, General Counsel and
Corporate Secretary
Jeffrey W. Sanders(5)	2004	$275,000	$221,116	$—	$390,000	15,000	$—	$67,292
Vice President Corporate	2003	$22,833	$25,672	$—			$—	$22,083
Development and Controller
Jeffery A. McDougle(6)	2004	$156,666	$122,372	$—	$146,000	15,000	$—	$41,277
Vice President, Treasury

(1)	The value of perquisites for each named executive officer is less than the lesser of $50,000 or 10% of the total of such executive’s annual salary and bonus.

(2)	During fiscal 2004 each named executive officer was granted deferred shares relating to shares of the Company’s Common Stock. These dollar amounts represent the number of deferred shares granted multiplied by the fair market value of the Company’s Common Stock on the grant date. Upon vesting of a deferred share, the named executive officer becomes entitled to receive one share of the Company’s Common Stock. One-quarter of the deferred shares will vest each year on the anniversary of the grant date so long as the named executive officer remains continuously employed with the Company through the vesting date. Each named executive officer received the following number of deferred shares on the respective grant date: Mr. Benson, 300,000 shares on 11/24/2003; Mr. Carty, 100,000 shares on 11/24/2003; Ms. Corvino, 40,000 shares on 4/12/2004; Mr. Sanders, 30,000 shares on 11/24/2003; and Mr. McDougle, 10,000 shares on 2/2/2004.

(3)	Includes contributions to a deferred compensation plan in 2004 for the following individuals: Mr. Benson $36,000; Mr. Carty $25,600; Ms. Corvino $1,600; Mr. Sanders $15,175; and Mr. McDougle $7,150. Also includes reimbursement of moving costs for the following individuals: Mr. Benson $3,327; Mr. Carty $62,358; Mr. Sanders $32,557; and Mr. McDougle $21,667. Also includes the costs of term life insurance for the following individuals: Mr. Benson $4,050; and Mr. McDougle $1,050. All remaining costs in “all other compensation” relate to the executive’s participation in the Company’s health and welfare plans.

(4)	Ms. Corvino was appointed Senior Vice President, General Counsel and Corporate Secretary on April 12, 2004.

(5)	Mr. Sanders was appointed Vice President, Corporate Development in August 2003 and added the title of Controller in January 2004.

(6)	Mr. McDougle was appointed Vice President, Treasurer on February 2, 2004.

Option/ SAR Grants During 2004 Fiscal Year

      The following table provides information related to options granted to the named executive officers during fiscal 2004.

	Individual Grants
					Potential Realizable Value
	Number of				at Assumed Annual Rates of
	Securities	Percent of Total			Stock Price Appreciation for
	Underlying	Options granted	Exercise or		Option Term (3)
	Options	to employees in	Base Price	Expiration
Name	Granted(1)	Fiscal Year	($/share)(2)	Date	5%	10%

Kevin E. Benson	185,000	41.67%	$13.00	11/24/2013	$1,512,492	$3,832,951
Douglas A. Carty	60,000	13.51%	$13.00	11/24/2013	$490,538	$1,243,119
Beth B. Corvino	60,000	13.51%	$14.45	4/12/2014	$545,252	$1,381,775
Jeffrey W. Sanders	15,000	3.38%	$13.00	11/24/2013	$122,634	$310,780
Jeffery A. McDougle	15,000	3.38%	$14.60	2/2/2014	$137,728	$349,030

(1)	Options granted to executives are granted in accordance with the 2003 Incentive Plan, as defined below, and vest ratably over a three year period from date of grant. The stock options have a ten year life.

(2)	The stock option exercise or base price is equal to the fair market value of the Company’s stock on the date of grant. Stock options were granted to Messrs. Benson, Carty and Sanders on November 24, 2003, Ms. Corvino on April 12, 2004, and Mr. McDougle on February 2, 2004.

(3)	In accordance with SEC rules, these columns show gains that could accrue for the respective options, assuming that the market price of the Company’s Common Stock appreciates from the date of grant over a period of ten years at an annualized rate of 5% and 10%, respectively. If the stock price does not increase above the exercise price at the time of the exercise date, realized value to the named executive officer will be zero.

Aggregated Option/ SAR Exercises During 2004 Fiscal Year and Fiscal Year-End Option Values

      The following table provides information related to the number and value of options held by named executive officers at fiscal year end. None of the named executive officers exercised stock options in fiscal year 2004. The Company has no outstanding stock appreciation rights.

			Number of Securities
			Underlying Unexercised		Value of Unexercised
			Options at August 31, 2004		In-the-Money Options at
			Exercisable		August 31, 2004(2)
	Shares Acquired on
Name	Exercise(1)	Value Realized	Unexercisable	Exercisable	Unexercisable

Kevin E. Benson	—	$—	—	185,000	$—	$499,500
Douglas A. Carty	—	$—	—	60,000	$—	$162,000
Beth B. Corvino	—	$—	—	60,000	$—	$75,000
Jeffrey W. Sanders	—	$—	—	15,000	$—	$40,500
Jeffery A. McDougle	—	$—	—	15,000	$—	$16,500

(1)	None of the named executive officers’ stock options vested during fiscal 2004 and, accordingly, there were no options to exercise during such period.

(2)	These amounts represent the difference between the exercise price of the stock options and the price of the Common Stock on August 31, 2004 ($15.70) for all in-the-money options held by the named executive officer.

Long-Term Incentive Plans — Awards in Last Fiscal Year

      No payments were made or awards granted to the named executive officers under the performance based alternative of the Company’s long-term incentive plan during the last fiscal year. Please see the “Summary Compensation Table,” above, for long-term compensation awards granted under the time-vest alternative in the form of restricted stock, stock options and deferred shares. In fiscal year 2004, in connection with the grant of stock options, our named executive officers were also granted an equal number of stock appreciation rights. However, each named executive officer agreed to cancel the stock appreciation rights without consideration. As a result, as of August 31, 2004, no stock appreciation rights remained outstanding.

Compensation of Directors

      Non-executive directors other than the Chairman will receive an annual retainer of $47,500, with the Audit Committee Chair receiving an additional $20,000, the Human Resources and Compensation Committee Chair an additional $8,000 and other committee chairs an additional $5,000. The non-executive Chairman will receive an annual retainer of $150,000. Non-executive directors will receive meeting fees of $1,500 per Board meeting attended and $1,000 per committee meeting attended; fees for telephonic meetings will be reduced by 50%. Directors may defer all or a portion of their cash compensation. Deferred cash compensation will be credited to a deferral account, which will be deemed to be invested in hypothetical shares of the Company’s common stock. Each deferral account will be credited with dividend equivalents and will be distributed to the director in a lump sum in cash on a date selected by the director.

      Each non-executive director other than the Chairman will also receive an annual equity award consisting of 6,750 stock options and 3,375 restricted shares; the Chairman will receive 10,125 stock options and 5,063 restricted shares. Directors may elect to defer receipt of all or a portion of the restricted shares granted to them. These deferred shares will be credited to a deferral account, will no longer have voting and dividend rights, and will be subject to a risk of forfeiture on the same basis as the underlying restricted shares. Each deferral account will be credited with dividend equivalents. To the extent vested, the shares credited to a deferral account will be distributed to the director on a distribution date selected by the director in the form of the Company’s common stock and the dividend equivalents will be distributed to the director in cash. Stock ownership guidelines have also been established. Within five years, directors are expected to hold common stock (including deferred shares) having a value of not less than three times (five times in the case of the

Chairman) the annual general retainer of $47,500. In addition, each director is reimbursed for any reasonable travel expenses incurred in attending meetings.

Supplemental Executive Retirement Plans

      The Company sponsors two supplemental executive retirement plans for specified employees. The benefit amount payable under the plans at age 65 is the sum of (1) 1.0% of final average earnings up to $200,000 and (2) 1.5% of final average earnings in excess of $200,000, less government pension benefits, multiplied by the participant’s years of service with the Company and its affiliates. A participant’s final average earnings would be the average of the highest consecutive five years’ earnings (including salary and bonus, not exceeding the target level) earned by the participant in the last ten years prior to retirement. The form of benefit would be an annuity, guaranteed for five years.

      The following table sets forth the annual amount (after deducting government pension benefits) that would be payable to the named executive officers based on retirement at age 65, at various levels of remuneration and years of service.

Supplemental Executive Retirement Plan

Annual Pension Payable Upon Retirement at Normal Retirement Age

	Years of Credited Service

Remuneration	10	15	20	25	30

$200,000	$13,883	$20,825	$27,767	$34,709	$41,650
$300,000	$28,633	$42,950	$57,267	$71,584	$85,900
$400,000	$43,633	$65,450	$87,267	$109,084	$130,900
$500,000	$58,633	$87,950	$117,267	$146,584	$175,900
$600,000	$73,633	$110,450	$147,267	$184,084	$220,900
$700,000	$88,633	$132,950	$177,267	$221,584	$265,900
$800,000	$103,633	$155,450	$207,267	$259,084	$310,900
$900,000	$118,633	$177,950	$237,267	$296,584	$355,900
$1,000,000	$133,633	$200,450	$267,267	$334,084	$400,900
$1,100,000	$148,633	$222,950	$297,267	$371,584	$445,900
$1,200,000	$163,633	$245,450	$327,267	$409,084	$490,900
$1,300,000	$178,633	$267,950	$357,267	$446,584	$535,900
$1,400,000	$193,633	$290,450	$387,267	$484,084	$580,900
$1,500,000	$208,633	$312,950	$417,267	$521,584	$625,900
$1,600,000	$223,633	$335,450	$447,267	$559,084	$670,900
$1,700,000	$238,633	$357,950	$477,267	$596,584	$715,900
$1,800,000	$253,633	$380,450	$507,267	$634,084	$760,900
$1,900,000	$268,633	$402,950	$537,267	$671,584	$805,900
$2,000,000	$283,633	$425,450	$567,267	$709,084	$850,900

      The credited years of service for the named executive officers as of August 31, 2004, assuming the individual meets specified conditions of continued employment with the Company, are as follows: 1.96 years for Mr. Benson, 1.66 years for Mr. Carty, 0.39 years for Ms. Corvino, 1.08 years for Mr. Sanders, 0.60 years for Mr. McDougle.

Employment Agreements

Benson Employment Agreement

      The Company is party to an employment agreement with Mr. Benson under which Mr. Benson serves as its President and Chief Executive Officer. Pursuant to the agreement, in addition to his annual salary, Mr. Benson is eligible to participate in the Company’s short-term incentive plan. Mr. Benson’s target bonus is 100% of base salary, with a maximum bonus of 200% of base salary. Mr. Benson also participates in the Company’s supplemental executive retirement plan and is eligible to participate in the Company’s long-term incentive plan. Pursuant to the agreement, Mr. Benson also receives other benefits, including a monthly allowance for automobile and related operating and insurance expenses, reimbursement of club membership expenses, tax preparation and planning expenses, each subject to maximum reimbursement limits, and relocation expenses. If Mr. Benson is terminated without cause, the Company will continue to pay his base salary in effect at that time and provide him with medical insurance, dental insurance and term life insurance for a period of 24 months following termination. If such termination occurs after the second anniversary of his employment, the Company will pay Mr. Benson a monthly amount equal to one-twelfth of his target bonus in effect at the time of termination for a period of 24 months following termination. In lieu of these benefits, Mr. Benson may be paid an equivalent lump sum cash amount. The agreement requires Mr. Benson to refrain from competing with the Company and soliciting the Company’s customers during his employment and for 24 months following his termination without cause. The agreement also prevents Mr. Benson from soliciting any of the Company’s employees for a period of 24 months following his termination.

Carty Employment Agreement

      The Company is party to an employment agreement with Mr. Carty under which Mr. Carty serves as its Senior Vice President and Chief Financial Officer. Pursuant to the agreement, in addition to his annual salary, Mr. Carty is eligible to participate in the Company’s short-term incentive plan. Mr. Carty’s target bonus is 75% of base salary, with a maximum bonus of 150% of base salary. Mr. Carty also participates in the Company’s supplemental executive retirement plan and is eligible to participate in the Company’s long-term incentive plan. Pursuant to the agreement, Mr. Carty also receives other benefits, including a monthly allowance for automobile and related operating and insurance expenses, reimbursement of club membership expenses, tax preparation and planning expenses, each subject to maximum reimbursement limits, and relocation expenses. If Mr. Carty is terminated without cause, the Company will continue to pay his base salary in effect at that time and provide him with medical insurance, dental insurance and term life insurance for a period of 24 months following termination. If such termination occurs after the second anniversary of his employment, the Company will pay Mr. Carty a monthly amount equal to one-twelfth of his target bonus in effect at the time of termination for a period of 24 months following termination. In lieu of these benefits, Mr. Carty may be paid an equivalent lump sum cash amount. The agreement requires Mr. Carty to refrain from competing with the Company and soliciting the Company’s customers during his employment and for 24 months following his termination without cause. The agreement also prevents Mr. Carty from soliciting any of the Company’s employees for a period of 24 months following his termination.

Corvino Employment Agreement

      The Company is a party to an employment agreement with Ms. Corvino dated August 20, 2004, under which Ms. Corvino serves as Senior Vice President, General Counsel and Corporate Secretary. Pursuant to the agreement, in addition to her annual salary, Ms. Corvino is eligible to participate in the Company’s short-term incentive plan. Ms. Corvino’s target bonus is 60% of base salary, with a maximum bonus of 120% of base salary. Ms. Corvino also participates in the Company’s supplemental executive retirement plan and is eligible to participate in the Company’s long-term incentive plan. Pursuant to the agreement, Ms. Corvino also receives other benefits, including a monthly allowance for automobile and related operating and insurance expenses, reimbursement of club membership expenses, tax preparation and planning expenses, each subject to maximum reimbursement limits. If Ms. Corvino is terminated without cause, the Company will continue to pay her base salary in effect at that time and provide her with medical insurance, dental insurance and term life insurance for a period of 24 months following termination. If such termination occurs after the second anniversary of her employment, the Company will pay Ms. Corvino a monthly amount equal to one-twelfth of her target bonus in effect at the time of termination for a period of 24 months following termination. In lieu of these benefits, Ms. Corvino may be paid an equivalent lump sum cash amount. In addition, if Ms. Corvino is terminated within her first year of employment, the Company must reimburse her for reasonable and actual relocation expenses. The agreement requires Ms. Corvino to refrain from competing with the Company and soliciting the Company’s customers during her employment and for 24 months following her termination without cause. The agreement also prevents Ms. Corvino from soliciting any of the Company’s employees for a period of 24 months following her termination.

Sanders Employment Agreement

      The Company is a party to an employment agreement with Mr. Sanders dated August 20, 2004, under which Mr. Sanders serves as Vice President, Corporate Development and Controller. Pursuant to the agreement, in addition to his annual salary, Mr. Sanders is eligible to participate in the Company’s short-term incentive plan. Mr. Sanders’ target bonus is 50% of base salary, with a maximum bonus of 100% of base salary. Mr. Sanders also participates in the Company’s supplemental executive retirement plan and is eligible to participate in the Company’s long-term incentive plan. Pursuant to the agreement, Mr. Sanders also receives other benefits, including a monthly allowance for automobile and related operating and insurance expenses, reimbursement of club membership expenses, tax preparation and planning expenses, each subject to maximum reimbursement limits. If Mr. Sanders is terminated without cause, the Company will continue to pay his base salary in effect at that time and provide him with medical insurance, dental insurance and term life insurance for a period of 12 months following termination. If such termination occurs after the second anniversary of his employment, the Company will pay Mr. Sanders a monthly amount equal to one-twelfth of his target bonus in effect at the time of termination for a period of 12 months following termination. In lieu of these benefits, Mr. Sanders may be paid an equivalent lump sum cash amount. The agreement requires Mr. Sanders to refrain from competing with the Company and soliciting the Company’s customers during his employment and for 12 months following his termination without cause. The agreement also prevents Mr. Sanders from soliciting any of the Company’s employees for a period of 12 months following his termination.

McDougle Employment Agreement

      The Company is a party to an employment agreement with Mr. McDougle dated August 20, 2004, under which Mr. McDougle serves as Vice President, Treasurer. Pursuant to the agreement, in addition to his annual salary, Mr. McDougle is eligible to participate in the Company’s short-term incentive plan. Mr. McDougle’s target bonus is 50% of base salary, with a maximum bonus of 100% of base salary. Mr. McDougle also participates in the Company’s supplemental executive retirement plan and is eligible to participate in the Company’s long-term incentive plan. Pursuant to the agreement, Mr. McDougle also receives other benefits, including a monthly allowance for automobile and related operating and insurance expenses, reimbursement of club membership expenses, tax preparation and planning expenses, each subject to maximum reimbursement limits. If Mr. McDougle is terminated without cause, the Company will continue to pay his base salary in effect at that time and provide him with medical insurance, dental insurance and term life insurance for a period of 12 months following termination. If such termination occurs after the second anniversary of his employment, the Company will pay Mr. McDougle a monthly amount equal to one-twelfth of his target bonus in effect at the time of termination for a period of 12 months following termination. In lieu of these benefits, Mr. McDougle may be paid an equivalent lump sum cash amount. The agreement requires Mr. McDougle to refrain from competing with the Company and soliciting the Company’s customers during his employment and for 12 months following his termination without cause. The agreement also prevents Mr. McDougle from soliciting any of the Company’s employees for a period of 12 months following his termination.

Change in Control Agreements

Benson, Carty, Corvino, Sanders and McDougle Change in Control Agreements

      The Company is party to change in control agreements with Messrs. Benson, Carty, Sanders, McDougle and Ms. Corvino. Under the change in control agreements, if the executive is terminated without cause during the two-year period following a change in control or if the executive terminates his employment with the Company during the two-year period upon the occurrence of specified events, including, without limitation:

•	a reduction in the aggregate of the executive’s base pay and incentive pay;

•	the Company’s failure to maintain the executive in the office or position, or a substantially equivalent office or position of or with the Company, which he held immediately prior to the change in control;

•	an adverse change in the nature or scope of the authorities, powers, functions or responsibilities of the executive;

•	the termination or denial of the executive’s rights to employee benefits; or

•	specified relocations of the executive or excess travel,

the executive is entitled to severance benefits.

      For purposes of these agreements, the definition of a “change in control” includes:

•	the acquisition by any individual, entity or group of beneficial ownership of 50% or more of the then outstanding voting stock of the Company, except in several instances;

•	individuals who currently constitute or are approved by the Company’s Board of Directors cease for any reason to constitute at least a majority of the Board, with several exceptions;

•	the consummation of a reorganization, merger or consolidation or a sale or other disposition of all or substantially all of the Company’s assets, unless, in each case, immediately following the event,

—	all or substantially all of the individuals and entities who were the beneficial owners of the Company’s voting stock immediately prior to the event beneficially own, directly or indirectly, more than 50% of the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the entity resulting from the event in substantially the same proportions relative to each other as their ownership, immediately prior to the transaction, of the Company’s voting stock;

—	no person (other than any entity resulting from the transaction or any employee benefit plan (or related trust) sponsored or maintained by the Company) beneficially owns, directly or indirectly, 15% or more of the then outstanding shares of common stock of the entity resulting from the transaction or the combined voting power of the then outstanding voting securities of that entity except to the extent ownership existed prior to the transaction; and

—	at least a majority of the members of the board of directors of the entity resulting from the transaction were members of the incumbent board at the time of the execution of the initial agreement or of the action of the board providing for the transaction; or

•	the approval by the Company’s stockholders of a complete liquidation or dissolution of the Company.

      The severance benefits following a change in control under the change in control agreements will consist of a lump sum payment equal to two times the sum of the executive’s highest previous base salary and the executive’s incentive pay (calculated at not less than the higher of (1) the highest aggregate incentive pay earned in any fiscal year after the change in control or in any of the three years immediately preceding the year in which the change in control occurred or (2) the plan target for the year in which the change in control occurred), plus continued benefits coverage for a period of 24 months. In addition, the executive will receive a lump sum payment in an amount equal to the actuarial equivalent of the excess of (1) the retirement pension and the medical, life and other benefits that would be payable to the executive under various retirement plans if the executive continued to be employed during the twenty-four month period after termination given the executive’s base pay, over (2) the retirement pension and the medical, life and other benefits that the executive is entitled to receive (either immediately or on a deferred basis) under the retirement plans. The executive is also entitled to reimbursement of reasonable outplacement services of up to $25,000. Further, upon the change of control, all equity incentive awards held by the executive will become fully vested and all stock options held by the executive will become fully exercisable.

REPORT OF THE HUMAN RESOURCES AND COMPENSATION COMMITTEE

      The Human Resources and Compensation Committee (the “Compensation Committee”) is responsible for determining the annual salary, short-term and long-term cash and stock incentive compensation, and other compensation of the executive officers, including the executive officers named in the “Summary Compensation Table.” This report describes the policies and approach of the committee in establishing executive compensation during the fiscal year ended on August 31, 2004.

      Pursuant to the Charter of the Human Resources and Compensation Committee, the Compensation Committee continues to re-evaluate the Company’s executive compensation programs. This review follows the recent reorganization of the Company and is intended to ensure that these programs fully support the Company’s business strategy and short and long-term performance objectives following that reorganization. It is also intended to ensure that these programs align executives with stockholder interests. The Company’s executive compensation programs also reflect the challenges in attracting, retaining and motivating leadership talent given the competitive markets for leadership talent, as well as the challenges that face companies in the first few years following emergence from bankruptcy.

Compensation Committee Approach to Compensation

      The Compensation Committee’s basic objectives are to recruit, retain and motivate top quality executive leadership focused on the successful execution of the Company’s business strategy, including achieving short-term financial objectives, attaining long-term corporate goals and increasing stockholder value.

      In determining the principal components of executive compensation, the Compensation Committee, in consultation with an independent compensation consultant, considered the following factors: (a) Company performance, both year over year and in comparison to other companies of similar size and business lines; (b) the role of the executive in executing the Company’s business plan and in impacting Company growth and performance objectives; (c) the individual performance and contribution of the executive; (d) comparative compensation studies; (e) historical compensation levels at the Company; (f) the overall competitive environment in executive compensation needed to attract, retain and motivate talented and experienced senior management; and (g) current trends in executive compensation driven by new and proposed legislative and regulatory initiatives.

      Since the time that the Compensation Committee was formed in 2003, the Compensation Committee has continued to refine its approach to compensation. The Compensation Committee’s overall philosophy is to provide a total compensation opportunity to executives that is consistent with a “pay–for–performance” environment. The Compensation Committee’s overall philosophy for cash compensation for the named executive officers is to pay conservatively, i.e., below the market median (i.e., the 50th percentile), relative to a peer group of companies for performance at target or below (measured against stated objectives and goals) and to pay above the median relative to peer group for performance that exceeds those goals and objectives. This peer group is made up of companies of similar size, scope and complexity as the Company and is representative of the companies that the Company competes with for both business and talent. Cash compensation includes base salary and short-term incentive compensation. Through the use of long-term incentive compensation in the form of equity awards, a significant portion of each executive officer’s total compensation is linked to the performance of the Company’s stock, fostering an ownership culture and aligning management’s interests and concerns with those of the stockholders. The Committee has established ownership guidelines for executive officers to support this end. Together, cash compensation and long-term compensation are designed to provide a competitive compensation opportunity based upon performance. The

Company also provides select officers, including the named executive officers, with an overall retirement package that is designed to be consistent with prevailing practices in the market. This retirement package consists of: (i) a non-qualified defined contribution plan with matching contributions of up to 6% of the individual’s salary; (ii) a 401(k) plan (with no matching contributions); and (iii) a defined benefit supplemental executive retirement plan (SERP) (as described above under “Supplemental Executive Retirement Plans”). In aggregate, these retirement plans are targeted to provide a retirement benefit that is competitive with overall market practices.

      The Company also provides certain executive benefits and perquisites. The Compensation Committee’s approach is that any executive benefits and perquisites that are provided be based on business need rather than to provide additional compensation. The Compensation Committee is currently reviewing the Company’s executive benefits and perquisites to ensure that they are consistently applied in conformance with this philosophy.

Components of Executive Compensation

      Base Salary. Base salaries are reviewed annually for possible merit adjustment and also in connection with promotions and when responsibilities for the position are materially changed. The Compensation Committee recognizes the need to retain executive talent in light of the recent reorganization of the Company and the business challenges facing the Company and its various business segments by paying base salaries that contribute to an overall competitive total compensation opportunity. The Compensation Committee reviewed executive benchmark data in consultation with the independent compensation consultant. This data consisted of compensation practices and policies compiled from the most recent proxy statements for the peer group of companies, as well as from third-party compensation surveys, research and other studies. After reviewing this benchmark data, the Compensation Committee has adopted a conservative policy of setting base salary for the named executive officers between the 25th percentile and the market median, i.e., in the second quartile relative to the benchmark data.

      Short-Term Incentive Compensation. The Compensation Committee has adopted and administers a Short-Term Incentive Plan (the “STIP”) which, in conjunction with base salary, provides an annual cash compensation opportunity to the named executive officers. All officers, including the named executive officers and certain other key management employees of the Company are eligible to participant in the STIP. The STIP provides for payment based upon the Company achieving certain performance objectives, which are set by the Compensation Committee annually. The performance objectives include financial criteria and individual management objectives. The Compensation Committee’s philosophy is to establish financial criteria that reward participants for real value that is created by tying short-term incentive compensation to financial performance in excess of a pre-established hurdle rate, which are tied to the achievement of Company goals. The target awards for the executive officers range from 50% of base salary for Vice Presidents, 60% to 75% for Senior Vice Presidents and 100% for the Chief Executive Officer. If the Company’s objectives are exceeded, the incentive award may be increased to a maximum amount of between 100% and 200% of base salary. It is the Compensation Committee’s intention that this range provides the opportunity to ensure that executive’s total cash compensation is commensurate with performance, while providing a competitive cash compensation opportunity competitive with current market practices.

      For the fiscal year ended August 31, 2004, the Compensation Committee set as the Company’s target objectives the attainment of specified levels of financial performance which emphasize the maximization of pre-tax income. The Compensation Committee has evaluated the Company’s performance against these goals and has determined that a number of executives are entitled to payment under the STIP.

      Long-Term Incentive Compensation. The executive officers of the Company participate in the Company’s 2003 Equity and Performance Incentive Plan (the “2003 Incentive Plan”) which is administered by the Compensation Committee. The 2003 Incentive Plan provides for the grant of stock options, stock appreciation rights, restricted shares, deferred shares, performance shares and performance units. During the fiscal year ended August 31, 2004, the Compensation Committee granted stock options and deferred shares under the 2003 Incentive Plan. These grants were intended to provide a competitive long-term incentive compensation opportunity to participants. In the case of select officers, the grant of deferred shares in fiscal 2004 included a larger number of deferred shares to provide recognition of their contribution to the Company during the period when the Company was in bankruptcy. The options are granted at an exercise price equal to the fair market value of a share of Common Stock on the effective date of the grant and vest ratably over a three-year period. The awards of deferred shares vest ratably over a four-year period from the grant date. The Compensation Committee sets the long-term incentive stock compensation for its executive officers above the median of the benchmark peer group. The Compensation Committee believes that granting such equity awards to executive officers aligns the executive’s interests more closely with those of stockholders of the Company by tying a meaningful portion of compensation to the performance of the Company’s stock. In determining the size of the grants to be made to each of the executive officers, the Compensation Committee considers the individual performance of each executive officer, historical stock grants made by the Company to the individual, survey data and the recommendations of its independent compensation consultant. The Compensation Committee also studied long-term incentive compensation practices in light of current trends in executive compensation to ensure that the Company was providing a long-term incentive compensation opportunity in an effective and efficient manner.

      The Compensation Committee supports and encourages stock ownership in the Company by its executive officers and has adopted stock ownership guidelines for its officers. The stock ownership requirement is based on a multiple of base salary and ranges from 100% of base salary for Vice Presidents, 200% of base salary for Senior Vice Presidents, and 400% of base salary for the Chief Executive Officer. The Compensation Committee encourages these executives to build to, and maintain, these levels of ownership over a five-year period.

      Other Compensation. The Compensation Committee reviewed benchmark data on other forms of executive compensation, including supplemental executive benefits and perquisites in consultation with the independent compensation consultant. After reviewing this benchmark data, the Compensation Committee has adopted a conservative policy towards these programs. Supplemental programs are intended to provide a benefit to executives in a manner consistent with overall market practices. Perquisites are intended to provide a means to address specific business needs in an efficient manner. These programs are currently under review.

CEO Compensation

      In establishing compensation for the President and Chief Executive Officer Position, the Compensation Committee recognized that it was essential to retain Mr. Benson in his current position in light of the Company’s business and growth objectives and the significant business challenges that continue to face the Company.

      Base Salary. The Compensation Committee set Mr. Benson’s base salary at a level below that of the benchmark peer group. Mr. Benson’s base salary for fiscal 2004 was at approximately the 25th percentile when compared to the base salaries for the top executives in that group.

      Short-Term Incentive Compensation. The Compensation Committee has targeted Mr. Benson’s short-term incentive opportunity to be competitive with market medians when targeted levels of performance are achieved and below market practices when the Company’s performance falls below those targets. The Compensation Committee also recognizes that if the Company s performance exceeds performance goals, the STIP payment could bring his cash compensation level above the median of the benchmark peer group. Based on the Company’s performance during the fiscal year ended on August 31, 2004, Mr. Benson was provided with a short-term incentive award that was above his target incentive opportunity.

      Long-Term Incentive Compensation. The Compensation Committee also granted deferred shares and stock option awards, with a vesting schedule designed to make his compensation package above the median if the Company’s stock price performance is favorable.

Deductibility of Executive Compensation

      Section 162(m) of the Code limits the tax deduction of a publicly held company allowed for compensation paid to the Chief Executive Officer and to the four most highly compensated executive officers other than the Chief Executive Officer. To date, amounts payable under the 2003 Incentive Plan and the STIP have been grandfathered from the limitations of Code Section 162(m). However, beginning in 2005, awards payable under the 2003 Incentive Plan and the STIP will be subject to the limitations of Code Section 162(m) unless such amounts constitute “qualified performance based compensation” under 162(m). Accordingly, those plans are being submitted for approval by our stockholders which is required in order for amounts payable under such plans to be qualified performance based compensation.

      Generally, the Compensation Committee desires to maintain the tax deductibility of the compensation for executive officers to the extent it is feasible and consistent with the objectives of the Company’s compensation programs. The Compensation Committee continues to consider ways to maximize the deductibility of executive compensation, but intends to retain the discretion the Compensation Committee deems necessary to compensate executive officers in a manner commensurate with performance and the competitive environment for executive talent.

      All members of the Compensation Committee have approved this report.

Richard A. Randazzo, Chair Maria A. Sastre Peter E. Stangl Carroll R. Wetzel, Jr.

Compensation Committee Interlocks and Insider Participation in Compensation Decisions

      Richard R. Randazzo, Maria A. Sastre, Peter E. Stangl and Carroll R. Wetzel, Jr. served on the Company’s Human Resources and Compensation committee during fiscal 2004. No interlocking relationships existed during the last completed fiscal year between the Company’s Board of Directors or Human Resources and Compensation Committee and the board of directors or compensation committee of any other company, nor has any interlocking relationship existed in the past.

COMPARATIVE STOCK PERFORMANCE GRAPH

      The Common Stock is currently listed on the New York Stock Exchange under the symbol LI. The following graph compares for the period from August 29, 2003 through August 31, 2004 the cumulative total stockholder return on the Company’s Common Stock, as reported on the NYSE, with (a) the cumulative total return of the Standard & Poor’s 500 Stock Index and (b) the cumulative total return of the Dow Jones Transportation Average. The graph assumes $100 was invested in the Common stock or indices on August 29, 2003 and also assumes reinvestment of dividends.

	6/23/2003	8/29/2003	8/31/2004

Laidlaw International, Inc,	100.00	112.97	169.73
Standard & Poor’s 500 Stock Index	100.00	102.69	112.49
Dow Jones Transportation Average	100.00	112.05	129.68
Russell 2000 Stock Index	100.00	113.20	124.70

EQUITY COMPENSATION PLAN INFORMATION

      The following table sets forth certain information as of August 31, 2004, concerning shares of the Company’s Common Stock authorized for issuance under all of Laidlaw International, Inc.’s equity compensation plans. For additional information regarding proposed plans, please see the subsequent section “Proposal II–Approval of the Amended and Restated 2003 Equity and Performance Incentive Plan.”

	Number of Shares		Available for Future
	To Be Issued	Weighted-Average	Issuance Under Equity
	Upon Exercise of	Exercise Price of	Compensation Plans
	Outstanding Options,	Outstanding Options,	(Excluding Shares
	Warrants and Rights	Warrants and Rights	Reflected in Column (a))
Plan Category	(a)	(b)	(c)(1)

Equity compensation plans approved by stockholders	None	None	None
Equity compensation plans not approved by stockholders	1,323,925	$12.96	3,647,387
Total	1,323,925	$12.96	3,647,387

(1)	Represents shares available for grant under the Laidlaw International, Inc. Amended and Restated 2003 Equity and Performance Incentive Plan, which is being submitted for approval as Proposal III.

AUDIT COMMITTEE AND INDEPENDENT AUDITORS

Audit Committee Report

      As discussed above, the Board of Directors of the Company adopted a written Audit Committee Charter on November 19, 2003. John F. Chlebowski, James H. Dickerson, Jr., Maria A. Sastre, Peter E. Stangl and Carroll R. Wetzel, Jr., the current members of the Audit Committee, are independent under the New York Stock Exchange listing standards. The Audit Committee has reviewed and discussed with the Company’s management and PricewaterhouseCoopers LLP, the Company’s independent auditors, the audited financial statements of the Company contained in the Company’s Annual Report to Stockholders for the year ended August 31, 2004. The Audit Committee has also discussed with the Company’s independent auditors the matters required to be discussed pursuant to SAS 61 (Codification of Statements on Auditing Standards, Communication with Audit Committees).

      The Audit Committee has received and reviewed the written disclosures and the letter from PricewaterhouseCoopers LLP required by Independence Standards Board Standard No. 1 (titled, “Independence Discussions with Audit Committees”) and has discussed with PricewaterhouseCoopers LLP such independent auditors’ independence. The Audit Committee has also considered whether the provision of non-audit services to the Company by PricewaterhouseCoopers LLP is compatible with maintaining their independence.

      Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended August 31, 2004 for filing with the Securities and Exchange Commission.

      This report is submitted on behalf of the Audit Committee.

John F. Chlebowski, Chair James H. Dickerson, Jr. Maria A. Sastre Peter E. Stangl Carroll R. Wetzel, Jr.

Independent Registered Public Accountants

      The Audit Committee of the Board of Directors has appointed PricewaterhouseCoopers LLP as the independent registered public accountants of the Company and its subsidiaries to audit the books and accounts for the Company and its subsidiaries for the fiscal year ended August 31, 2005. During fiscal 2004, PricewaterhouseCoopers LLP examined the financial statements of the Company and its subsidiaries, including those set forth in the 2004 Annual Report. It is expected that representatives of PricewaterhouseCoopers LLP will attend the Annual Meeting, with the opportunity to make a statement if they so desire, and will be available to answer appropriate questions.

Audit Fees

      PricewaterhouseCoopers LLP billed fees to the Company of approximately $3,617,800 in fiscal 2004 and approximately $5,302,300 in fiscal 2003 for professional services rendered by PricewaterhouseCoopers LLP for and relating to the audit of the Company’s annual financial statements and the reviews of the interim financial statements included in the Company’s Quarterly Reports on Form 10-Q filed during those fiscal years, subsidiary audits and for work on the Company’s debt issuance in fiscal 2003.

Audit-Related Fees

      PricewaterhouseCoopers LLP billed fees to the Company of approximately $226,200 in fiscal 2004 and $215,200 in fiscal 2003 for assurance and related services rendered by PricewaterhouseCoopers LLP that were reasonably related to the performance of the audit or review of the Company’s financial statements and are not included in “Audit Fees” above. These services included subsidiary benefit plan audits, attestation services related to subsidiary contract requirements, and in fiscal 2003 consultation on Section 302 of the Sarbanes-Oxley Act of 2002 (Disclosure Controls and Procedures) and due diligence services.

Tax Fees

      PricewaterhouseCoopers LLP billed fees to the Company of approximately $6,500 in fiscal 2004 and approximately $7,500 in fiscal 2003 for professional services rendered by PricewaterhouseCoopers LLP for tax compliance, tax advice and tax planning. These services related to a subsidiary’s tax returns.

All Other Fees

      PricewaterhouseCoopers LLP billed fees to the Company of approximately $6,500 in fiscal 2004 and approximately $8,000 in fiscal 2003 for products and services provided by PricewaterhouseCoopers LLP, other than those services covered above. These services related to employment tax issues and access to accounting research software.

      100% of the services described under “Audit-Related Fees,” “Tax Fees” and “All Other Fees” above were pre-approved by the Audit Committee during the fiscal year 2004. The Company believes that none of the time expended on PricewaterhouseCoopers LLP’s engagement to audit the Company’s financial statements for fiscal 2004 was attributable to work performed by persons other than PricewaterhouseCoopers LLP’s full-time, permanent employees. Based in part on consideration of the non-audit services provided by PricewaterhouseCoopers LLP during fiscal 2004, the Audit Committee determined that such non-audit services were compatible with maintaining the independence of PricewaterhouseCoopers LLP.

Pre-Approval Policies and Procedures

      In accordance with the Sarbanes-Oxley Act of 2002, the Audit Committee Charter provides that the Audit Committee of the Company’s Board of Directors has the sole authority and responsibility to pre-approve all annual audit services and audit-related and tax services to be performed for the Company by its independent auditors and the related fees. The independent auditor may be considered for other services not specifically approved as audit services or audit-related and tax services so long as the services are not prohibited by SEC rules and are routine and recurring services, and would not impair the independence of the auditor. Pursuant to its charter, the Audit Committee has established pre-approval policies and procedures for such permitted non-audit services. Written documentation outlining the scope of work, timing, reasons why the independent auditor should perform the work and the proposed fees are submitted to the Company’s Chief Financial Officer for management approval and if approved, then to the Audit Committee for approval. Approvals may be received by fax or e-mail, or verbally received first and then followed up in writing. With respect to each proposed pre-approved service, the independent auditor will provide detailed back-up documentation, which will be provided to the Audit Committee, regarding the specific services to be provided and related fees.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      There have not been any transactions, and there are currently no proposed transactions, in which the amount involved exceeded $60,000 to which we or any of our subsidiaries were or are to be a party and in which any executive officer, director, 5% beneficial owner of our common stock, or any member of their immediate family, had or will have a direct or indirect material interest, except as described above under “Executive Compensation.”

      There are no business relationships between us and any entity of which a director of Laidlaw International, Inc. is an executive officer or of which a director of Laidlaw International, Inc. owns an equity interest in excess of 10% involving payments for property or services in excess of 5% of our consolidated gross revenues for fiscal year 2004.

PROPOSAL II

APPROVAL OF THE 2003 LAIDLAW INTERNATIONAL, INC. EQUITY

AND PERFORMANCE INCENTIVE PLAN

General

      The Board is submitting for stockholder approval the Laidlaw International Inc. Amended and Restated 2003 Equity and Performance Incentive Plan (the “Amended and Restated 2003 Incentive Plan”). The 2003 Equity and Performance Incentive Plan was originally approved by the U.S. Bankruptcy Court (the “Court”) on February 27, 2003 as part of the emergence process and has not previously been approved by our stockholders. In December 2004, subject to stockholder approval, the original plan was amended and restated into the form of the Amended and Restated 2003 Incentive Plan. As more fully discussed below, the Amended and Restated 2003 Incentive Plan is now being submitted to stockholders for approval in order that grants under such plan may qualify as performance based compensation and be deductible by the Company under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), and so that stock options granted thereunder may qualify as incentive stock options (“ISOs”) under Section 422 of the Code. The Amended and Restated 2003 Incentive Plan provides for the grant of stock options, stock appreciation rights (SARs), restricted shares, deferred shares, performance shares, and performance units (“Awards”) to employees, officers and non-employee directors of the Company and its subsidiaries.

      The principal features of the Amended and Restated 2003 Incentive Plan are summarized below, but the summary is qualified in its entirety by reference to the actual plan document which is attached as Exhibit A.

Shares Subject to the Plan

      The Amended and Restated 2003 Incentive Plan provides for and we have reserved 5,000,000 shares of our common stock for issuance under Awards, which may either be original issue shares or treasury shares. This was the original number of shares authorized by the original 2003 Incentive Plan. We are not increasing the number of shares available under the plan at this time. See the “Equity Compensation Plan Information” table for the number of awards currently outstanding under the 2003 Incentive Plan and the number which remain available for future issuance. The Amended and Restated 2003 Incentive Plan provides for appropriate adjustments in the number, kind of shares subject to the Amended and Restated 2003 Incentive Plan, and to

outstanding awards thereunder in the event of a stock split, stock dividend or certain other types of transactions. If any portion of an Award terminates or is otherwise forfeited under the Amended and Restated 2003 Incentive Plan, the shares subject to the terminated or forfeited portion of such Award will continue to be available for issuance under the Amended and Restated 2003 Incentive Plan. If any restricted shares are surrendered or we repurchase restricted shares, those shares will also be available for reissuance under the Amended and Restated 2003 Incentive Plan.

      On December 20, 2004, the closing price of a share of Common Stock on the New York Stock Exchange was $20.98.

Administration

      Generally, the Compensation Committee administers the Amended and Restated 2003 Incentive Plan. The Compensation Committee consists of at least two members of the Board who are both “non-employee” directors for purposes of Section 16-b of the Exchange Act and “outside directors” under Section 162(m) of the Code. The Compensation Committee determines which individuals are to receive Awards, the type of Awards to be received (options, appreciation rights, restricted shares, deferred shares, performance shares or performance units), the number of shares subject to the Award, the price, or payment terms or method, and the expiration date applicable to each Award. The Compensation Committee also may adopt, amend and rescind rules relating to the administration of the Amended and Restated 2003 Incentive Plan.

Eligibility and Participation

      Our employees, officers and non-employee directors are eligible to participate in the Amended and Restated 2003 Incentive Plan as selected by the Compensation Committee in its discretion. Accordingly, approximately eighty (80) employees, nine (9) officers and seven (7) non-employee directors may be eligible for Awards under the Amended and Restated 2003 Incentive Plan.

      Employees and officers may be granted each type of Award available under the Amended and Restated 2003 Incentive Plan. Directors may be granted options, SARs, restricted shares and deferred shares but are not eligible for grant of performance shares or performance units.

Awards

      The following will briefly describe the principal features of the various Awards that may be granted under the Amended and Restated 2003 Incentive Plan.

• Options. Options provide for the right to purchase our common stock at a specified price and, unless another period is specified in the option agreement, will become exercisable, to the extent of one-third of the number of shares covered, on each first, second and third year anniversaries of the date on which they were granted. Options may not be granted with an exercise price that is less than fair market value of the stock on the date of grant. The option exercise price may be paid in cash, check, by the actual or constructive transfer to the Company of unrestricted common shares owned by the optionee or a combination of any such methods. Additionally, the Compensation Committee may determine whether payment of the exercise price of any option may be made in whole or in part in the form of restricted shares, other common shares forfeitable or subject to restrictions on transfer, deferred shares, performance shares, other option rights or performance units. Options may be incentive stock options (ISOs) intended to qualify under Section 422 of the Code; options that are not intended so to qualify; or a combination. Any grant of an option may specify certain performance criteria that must be achieved as a condition to the exercise of such rights. The Compensation Committee may provide for the payment of dividend equivalents to an optionee other than on options intended to qualify as ISOs. The dividend equivalents may be paid on either a current, deferred or contingent basis or they may be credited against the exercise price. Options will become fully vested and exercisable upon a change in control of the Company (as defined in the Amended and Restated 2003 Incentive Plan). Options shall expire ten years from date of grant or, if earlier upon termination of service. However, optionees will have 90 days following termination to exercise vested options. No individual may be granted options for more than

500,000 shares during any calendar year, as such amount may be adjusted to reflect stock splits, stock dividends or other similar transactions. In the event of an optionee’s death, disability or retirement, each of the then outstanding options of such holder may be exercised at any time within three (3) years of such death, disability or retirement, but in no event after the expiration date of the term of such option.

• Appreciation Rights. Stock appreciation rights (“SARs”) provide for a payment to the holder based upon increases in the price of our common stock over a set base price. SARs may be granted in connection with options granted under the Amended and Restated 2003 Incentive Plan (a “Coupled Right”) or separately and independently from options. Coupled Rights may be granted at any time prior to the exercise or termination of the related option, however, a Coupled Right awarded in relation to an ISO may only be granted concurrently with such ISO. Any grant may specify that (i) the amount payable on exercise may be paid in cash, common stock or any combination thereof; (ii) payment upon exercise of an SARs may be at a specified time regardless of when the SARs is exercised; and (iii) such SARs may be exercised only in the event of a change in control or similar event. Any grant of SARs may specify certain performance criteria that must be achieved as a condition to the exercise of such SARs. SARs shall not have a base price that is less than the fair market value per share on the date of grant. In the event of a change in control (as defined in the Amended and Restated 2003 Incentive Plan), all SARs granted to non-employee directors shall immediately vest in full. No individual may be granted more than 500,000 SARs during any calendar year, as such amount may be adjusted to reflect stock splits, stock dividends or other similar transactions.

• Restricted Shares. A grant of restricted shares constitutes an immediate transfer of the ownership of our common stock to the Participant in consideration of the performance of services. Restricted shares entitle such Participant to vote, receive dividends and to other ownership rights, but are subject to vesting and forfeiture and other restrictions that the Compensation Committee may determine in accordance with the provisions of the Amended and Restated 2003 Incentive Plan for a period of not less than three years, except in the case of change in control or similar transactions. During such period, the transferability of the restricted shares may be restricted in the manner and to the extent that the Compensation Committee determines. Any grant of restricted shares may require that any or all dividends or other distributions paid during the period of restrictions be automatically deferred and reinvested in additional restricted shares. A grant of restricted shares may specify certain performance criteria that must be achieved as a condition in order for any restrictions on such shares to lapse. Restricted shares not vested at the time the Participant’s service with the Company terminates, shall be forfeited and cancelled. Restricted Shares held by non-employee directors shall automatically vest and no longer be subject to forfeiture upon a change in control (as defined in the Amended and Restated 2003 Incentive Plan). No individual may be granted more than 500,000 restricted shares during any calendar year, as such amount may be adjusted to reflect stock splits, stock dividends or other similar transactions.

• Deferred Shares. Deferred shares represent the right to receive common shares in the future subject to the fulfillment of certain conditions as the Compensation Committee may establish, during a period of not less than one year (except in the event of a change in control). Deferred shares typically are awarded without payment of consideration and are subject to vesting upon the fulfillment of the conditions and expiration of limitations mentioned above, including the satisfaction of performance criteria. Like restricted shares, deferred shares may not be sold, or otherwise transferred until vesting occurs or the conditions expire. Unlike restricted shares, deferred shares are not actually issued until the deferred share award has vested. Recipients of deferred shares are prohibited from transferring any rights under the award and will have no rights of ownership during the period of deferral. Deferred shares not vested at the time the holder’s service with the Company terminates, shall be forfeited and cancelled. No individual may be granted more than 500,000 deferred shares during any calendar year, as such amount may be adjusted to reflect stock splits, stock dividends or other similar transactions.

• Performance Shares and Performance Units. Performance shares and performance units (the “Performance Awards”) are payable upon achievement of specified performance goals during a performance period based on specified levels of or growth in one or more of the following criteria: earnings, earnings per shares (calculated without regard to any change in accounting standards that may be required by Financial Accounting Standards Board after the goal is established), share price, total stockholder return, return on invested capital, equity or assets, operating earnings, sales growth, or productivity improvements. The performance period shall not be less than one year from the date of grant, except in the event of a change in control, if the Compensation Committee shall so determine. Any grant of a Performance Award may provide for early payment of the award if certain performance goals specified in the award are achieved. The payment of a Performance Award is conditioned in the Compensation Committee’s certification that performance goals have been satisfied. Payment of Performance Awards may be made in cash, common shares or any combination thereof. Any grant of Performance Awards may specify a maximum amount that shall be paid with respect thereto. The Compensation Committee may provide that with respect to grants of performance shares, payments of dividend equivalents to the holder may be made on either a current, deferred or contingent basis, either in cash or in additional common shares. No individual may receive a Performance Award having an aggregate maximum value as of the date of grant in excess of $1,000,000.

      The number of shares available under the Amended and Restated 2003 Incentive Plan will be adjusted to account for shares relating to awards that expire, are forfeited or are transferred, surrendered or relinquished upon the payment of any exercise price by the transfer to the Company of Common Stock or upon satisfaction of any withholding amount.

Amendment and Termination

      The Compensation Committee may, at any time, amend the Amended and Restated 2003 Incentive Plan in whole or in part; provided, however, that no amendment to increase the number of shares available for issuance or to permit the Compensation Committee to grant options or SARs with an exercise price that is less than the fair market value per share, will be effective unless and until such amendment is approved by the stockholders of the Company. Additionally, amendments to the Amended and Restated 2003 Incentive Plan shall be approved by stockholders if required by any stock exchange on which the shares are listed and posted for trading. No grants shall be made under the Amended and Restated 2003 Incentive Plan more than ten years after the date it is approved by the stockholders.

Miscellaneous

      The Compensation Committee may (i) provide for certain adjustments in the number of common shares covered by outstanding Awards granted under the Amended and Restated 2003 Incentive Plan, in the prices per share applicable to options and SARs and in the kind of shares covered by them, or (ii) provide for the substitution for any or all outstanding Awards under the Amended and Restated 2003 Incentive Plan, if in its sole discretion, exercised in good faith, the Compensation Committee determines that it is equitably required to prevent dilution or enlargement of the rights of the participants that otherwise would result from any stock dividend, stock split, combination of shares, recapitalization or other change in out capital structure; or any merger, consolidation, spin-off, split-off, spin-out, split-up, reorganization, partial or complete liquidation, or other distribution of assets or issuance of rights or warrants to purchase securities or any other corporate transaction having an effect similar to the foregoing.

      Except as otherwise determined by the Compensation Committee, no Award granted under the Amended and Restated 2003 Incentive Plan shall be transferable by a participant other than by will or the laws of descent and distribution, except to a fully revocable trust of which the participant is treated as owner for federal income tax purposes. Notwithstanding the foregoing, the Compensation Committee in its sole discretion, may provide for transferability of particular Awards other than ISOs, so long as such transfers are in compliance with requirements for the shares covered by such awards to be registered under Form S-8 or otherwise exempt from registration by reason of Rule 701 of the Securities Act of 1933.

Certain Federal Income Tax Consequences

      The following material summarizes the principal anticipated federal income tax consequences of option and restricted shares grants under the equity plan to Participants and to our Company. This summary is intended for general information only. Alternative minimum tax and other federal taxes and foreign, state and local income taxes are not discussed, and may vary depending on individual circumstances and from locality to locality.

      Nonqualified Stock Options. For federal income tax purposes, the recipient of options that do not qualify as ISO (non-qualified options or NSOs) will not have taxable income upon the grant of the option, nor will we be entitled to any deduction. Generally, upon exercise of NSOs the optionee will realize ordinary income, and we will be entitled to a deduction, in an amount equal to the difference between the fair market value of the stock at the date of exercise and the exercise price.

      Pursuant to the Amended and Restated 2003 Incentive Plan and with consent of the Compensation Committee, an optionee may exercise an option by delivering shares of common stock already held by the optionee. The Internal Revenue Service has taken the position that the tax consequences of exercising options with shares of common stock must be determined separately for the number of shares received upon exercise equal to the number of shares surrendered (as a tax-free exchange of stock for stock) and the remaining shares received upon exercise (as compensation income).

      Incentive Stock Options. An optionee generally will not recognize taxable income upon either the grant or exercise of an ISO. However, the amount by which the fair market value of the shares at the time of exercise exceeds the exercise price will be an “item of tax preference” to the optionee for purposes of alternative minimum tax. Generally, upon the sale or other taxable disposition of the shares acquired upon exercise of an ISO, the optionee will have a taxable event. If the stock acquired upon exercise of an ISO is held for a minimum of two years from the date of grant and one year from the date of exercise, the gain or loss (in an amount equal to the difference between the fair market value on the date of sale and the exercise price) upon disposition of the stock will be treated as a long-term capital gain or loss, and we will not be entitled to any deduction. If these holding period requirements are not met and the stock is sold for a gain over the fair market value on the date of exercise, then the difference between the option price and the fair market value of the stock on the date of exercise will be taxed as ordinary income and any gain over that will be eligible for long or short term capital gain treatment. If the holding period is not met and the shares are disposed of for less than the fair market value on the date of exercise, then the amount of ordinary income is limited to the excess, if any, of the amount realized over the exercise price paid. We generally will be entitled to a deduction with respect to any amount of ordinary income recognized by the optionee.

      Stock Appreciation Rights. Generally, a participant will not be taxed upon the grant of a SAR, but will have taxable ordinary income upon exercise of the SAR equal to the difference between the fair market value of the stock subject to the SAR on the date of exercise and the base price of the SAR at the time of grant. We will generally be entitled to a deduction with respect to any amount of ordinary income recognized by the participant.

      Restricted Shares. Generally, a participant will not be taxed upon the grant or purchase of restricted shares that is subject to a “substantial risk of forfeiture,” within the meaning of Section 83 of the Code, until such time as the restricted shares are no longer subject to the substantial risk of forfeiture. At that time, the participant will be taxed on the difference between the fair market value of the stock and the amount the participant paid, if any, for such restricted shares. However, the recipient of restricted shares under the Amended and Restated 2003 Incentive Plan may make an election under Section 83(b) of the Code to be taxed with respect to the restricted shares as of the date of grant of the restricted shares rather than the date or dates upon which the restricted shares are no longer subject to a substantial risk or forfeiture and the participant would otherwise be taxable under Code Section 83. Generally we will be entitled to a deduction with respect to any amount of ordinary income recognized by the participant.

      Deferred Shares. A participant will not be taxed at the time of grant of deferred shares. The participant will have ordinary taxable income equal to the fair market value of the shares delivered at the time of delivery.

We will generally be entitled to a deduction with respect to any amount of ordinary income recognized by the participant.

      Performance Shares and Performance Units. A participant will not be taxed at the time of grant of Performance Awards, but will have ordinary taxable income at the time the Performance Award is paid. The amount of ordinary income will be equal to the value of the performance shares delivered, or the cash paid on a performance unit. Subject to the provisions of Code Section 162(m), as discussed below, we generally will be entitled to a deduction with respect to any amount of ordinary income recognized by the participant.

      Section 162(m). Under Code Section 162(m), in general, income tax deductions of publicly traded companies may be limited to the extent total compensation (including base salary, annual bonus, stock option exercises and non-qualified benefits paid in 1994 and thereafter) for certain executive officers exceeds $1 million in any one taxable year. However, under Code Section 162(m), this deduction limit does not apply to certain “performance-based” compensation established by an independent compensation committee that conforms to certain restrictive conditions stated under the Code and related regulations. We have structured the Amended and Restated 2003 Incentive Plan with the intent that Awards granted under the Amended and Restated 2003 Incentive Plan may meet the requirements for “performance-based” compensation under Code Section 162(m). To the extent granted at a fair market value exercise price or base price, options and SARs granted under the Amended and Restated 2003 Incentive Plan are intended to qualify as “performance-based” under Section 162(m) of the Code. Restricted and deferred shares granted under the equity Amended and Restated 2003 Incentive Plan may qualify as “performance-based” under Code Section 162(m) if vesting is based solely upon satisfaction of the performance goals based on the performance criteria set forth in the Amended and Restated 2003 Incentive Plan. Performance Awards may also qualify as “performance based” under Code Section 162(m) if payable solely upon attainment of performance goals established under the performance criteria set forth in the Amended and Restated 2003 Incentive Plan.

New Plan Benefits

      Awards under the Amended and Restated 2003 Incentive Plan are subject to the discretion of the Compensation Committee. Therefore, it is not possible to determine the benefits that will be received in the future by our employees, officers and non-employee directors under the Amended and Restated 2003 Incentive Plan. See the “Summary Compensation Table” and “Option/ SAR Grants During 2004 Fiscal Year” for information on prior awards to named executive officers.

Required Vote for Approval and Recommendation of the Board of Directors

      Stockholder approval of the proposed amendment to the equity plan is required by the terms of the Amended and Restated 2003 Incentive Plan in order for Awards to qualify as performance based compensation and be deductible under Section 162(m) of the Code, and in order for us to grant ISOs under the Amended and Restated 2003 Incentive Plan. Therefore, the Company is requesting that stockholders approve the Laidlaw International Inc. Amended and Restated 2003 Equity Incentive and Performance Plan.

      The affirmative vote of a majority of the shares present in person or by proxy at the Annual Meeting, and entitled to vote, is required to approve the Laidlaw International Inc. Amended and Restated 2003 Equity Incentive and Performance Plan.

      Abstentions from voting on the proposed amendment shall have the effect of a vote against the proposal. Broker non-votes will not be considered present for purpose of calculating a majority and, therefore, will have no effect on the outcome of the vote. Pursuant to New York Stock Exchange Rules, a broker may not vote on the adoption of or a material amendment to an equity compensation plan without instruction from the beneficial owner of the shares held by such broker.

      The Board of Directors recommends a vote FOR the approval of the Laidlaw International, Inc. Amended and Restated 2003 Equity and Performance Incentive Plan.

PROPOSAL III

APPROVAL OF THE LAIDLAW INTERNATIONAL, INC. SHORT-TERM INCENTIVE PLAN

      Effective on September 1, 2004, the Compensation Committee adopted, subject to stockholder approval, the Laidlaw International Inc. Short-Term Incentive Plan (the “STIP”), a performance-based incentive bonus plan under which employees of the Company who are designated by the Compensation Committee (“Covered Employees”) are eligible to receive bonus payments. The STIP has been adopted and is being submitted to the Company’s stockholders for approval so that bonuses payable by the Company to its senior executives will be fully deductible for federal income tax purposes. The STIP and its performance goals are subject to stockholder approval before any bonuses will be paid thereunder.

Vote Required

      Approval of the STIP requires a favorable vote of a majority of shares of Common Stock voted at the meeting in person or by proxy. The STIP is not an equity compensation plan under the New York Stock Exchange Rules, therefore, broker non-votes will be considered in the vote. Any shares of Common Stock present in person or by proxy at the Annual Meeting, but not voted for any reason, have no impact on the vote.

Description of the STIP

      General. The purpose of the STIP is to provide an incentive for superior work, to motivate Covered Employees toward even higher achievement and business results, to tie their goals and interests to those of the Company and its stockholders and to enable the Company to attract and retain highly qualified employees.

      Administration. The STIP will be administered by the Compensation Committee which is appointed by the Board and which consists of at least two members of the Board who qualify as “outside directors” under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), and the regulations and interpretations promulgated thereunder. The Compensation Committee will have the sole discretion and authority to administer and interpret the STIP.

      Bonus Determinations. A Covered Employee may receive a bonus payment under the STIP based upon the attainment of performance objectives established by the Compensation Committee and related to one or more of the following corporate performance criteria with respect to the Company or any of its subsidiaries: earnings, total stockholder return, pre-tax income, operating income, net income, cash flow, earnings per share, return on equity, return on invested capital or assets, cost reductions and savings, funds from operations, appreciation in the fair market value of the Company’s stock, free cash flow, cost of capital, market share, sales growth, productivity improvements, legal compliance, acquisitions and dispositions, corporate debt rating, customer retention, customer satisfaction, or earnings before any one or more of the following items: interest, taxes, depreciation or amortization. The Compensation Committee may establish additional criteria and may, at its own discretion, apply it selectively to certain Covered Employees.

      The actual amount of future bonus payments under the STIP is not presently determinable. However, the STIP provides that the maximum bonus for any Covered Employee shall not exceed $3,000,000 with respect to any fiscal year of the Company.

      The STIP is designed to ensure that annual bonuses paid thereunder to Covered Employees of the Company are deductible by the Company, without limit under Section 162(m) of the Code. Section 162(m), places a limit of $1,000,000 on the amount of compensation that may be deducted by the Company in any taxable year with respect to each “covered employee,” within the meaning of Section 162(m). However, certain performance-based compensation is not subject to the deduction limit. The STIP is designed to provide this type of performance-based compensation to Covered Employees.

      Bonuses paid to Covered Employees under the STIP will be based upon bonus formulas that are tied to one or more objective performance standards. Bonus formulas for Covered Employees will be adopted in each performance period by the Compensation Committee no later than the latest time permitted by Section 162(m) of the Code (generally, for performance periods of one year or more, no later than 90 days after the commencement of the performance period). No bonuses will be paid to Covered Employees unless and until the Compensation Committee makes a certification in writing with respect to the attainment of the objective performance standards as required by Section 162(m) of the Code. Although the Compensation Committee may at its sole discretion, reduce a bonus payable to a Covered Employee, the Compensation Committee has no discretion to increase the amount of a Covered Employee’s bonus.

      Reasons for Adoption of the STIP. The Board believes the STIP will provide an incentive for superior work and motivate Covered Employees toward even higher achievement and business results. The Board also believes the STIP will further tie the Covered Employees’ goals and interests to those of the Company and its stockholders, and will enable the Company to attract and retain highly qualified senior Executives. Payment of bonuses under the STIP will also provide for their deductibility under the Code without regard to Section 162(m) thereof.

Incorporation by Reference

      The foregoing is only a summary of the STIP and is qualified in its entirety by reference to its full text, a copy of which is attached hereto as Exhibit B.

      The Board of Directors recommends a vote FOR the approval of the Laidlaw International, Inc. Short-Term Incentive Plan.

PROCEDURES FOR SUBMISSION OF STOCKHOLDER PROPOSALS

      The Company must receive by August 31, 2005 any proposal of a stockholder intended to be presented at the 2006 annual meeting of stockholders of the Company (the “2006 Meeting”) and to be included in the Company’s proxy, notice of meeting and proxy statement related to the 2006 Meeting pursuant to Rule 14a-8 under the Exchange Act. Such proposals must be addressed to Laidlaw International, Inc., 55 Shuman Blvd., Naperville, Illinois 60563 and should be submitted to the attention of the Corporate Secretary by certified mail, return receipt requested. Proposals of stockholders submitted outside the processes of Rule 14a-8 under the Exchange Act in connection with the 2006 Meeting (“Non-Rule 14a-8 Proposals”) must be received by the Company by October 30, 2005 and no earlier than September 30, 2005 or such proposals will be considered untimely under our By-laws. The Company’s proxy related to the 2006 Meeting will give discretionary authority to the proxy holders to vote with respect to all Non-Rule 14a-8 Proposals received by the Company after October 30, 2005.

      The Company will furnish without charge to each person whose proxy is being solicited, upon written request of any such person, a copy of the Annual Report on Form 10-K of the Company for the fiscal year ended August 31, 2004, as filed with the Securities and Exchange Commission, including the financial statements and schedules thereto. Requests for copies of such Annual Report on Form 10-K should be directed to: Sarah Lewensohn, Laidlaw International, Inc., 55 Shuman Blvd., Naperville, Illinois 60563.

SOLICITATION OF PROXIES

      The Company will bear the costs of soliciting proxies from its stockholders. In addition to the use of the mails, proxies may be solicited by the directors, officers and employees of the Company by personal interview, telephone, telegram, facsimile or electronic mail transmission. Such directors, officers and employees will not be additionally compensated for such solicitation but may be reimbursed for out-of-pocket expenses incurred in connection with such solicitation. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation materials to the beneficial owners of Common Stock held of record by such persons, and the Company will reimburse such brokerage houses, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred in connection with such solicitation. The Company has engaged MacKenzie Partners, Inc. to assist in proxy solicitation and collection, and has agreed to pay such firm $12,500, plus out-of-pocket costs and expenses.

OTHER MATTERS

      The directors know of no other matters that are likely to be brought before the Annual Meeting. Therefore, the enclosed proxy card grants to the persons named in the proxy card the authority to vote in their best judgment regarding all other matters properly raised at the Annual Meeting.

By Order of the Board of Directors

Kevin E. Benson
President and Chief Executive Officer

December 29, 2004

      IT IS IMPORTANT THAT THE PROXIES BE RETURNED PROMPTLY. EVEN IF YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE PROMPTLY COMPLETE, SIGN, DATE AND MAIL THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

EXHIBIT A

LAIDLAW INTERNATIONAL, INC.

AMENDED AND RESTATED
2003 EQUITY AND PERFORMANCE
INCENTIVE PLAN

LAIDLAW INTERNATIONAL, INC.

AMENDED AND RESTATED 2003 EQUITY AND
PERFORMANCE INCENTIVE PLAN

      1. Purpose. The purpose of the Amended and Restated 2003 Equity and Performance Incentive Plan (the “Plan”) is to attract and retain directors, officers and employees for Laidlaw International, Inc. (the “Corporation”) and its Subsidiaries and to provide to such persons incentives and rewards for superior performance.

      2. Definitions. As used in this Plan:

      “Annual Meeting” means the annual meeting of stockholders of the Corporation.

      “Appreciation Right” means a right granted pursuant to Section 5 of this Plan.

      “Board” means the Board of Directors of the Corporation.

      “Change in Control” shall have the meaning provided in Section 12 of this Plan.

      “Code” means the Internal Revenue Code of 1986, as amended from time to time.

      “Committee” means the Human Resources and Compensation Committee of the Board.

      “Common Shares” means shares of common stock, par value $.01 per share, of the Corporation or any security into which such shares of common stock may be changed by reason of any transaction or event of the type referred to in Section 11 of this Plan.

      “Covered Employee” means a Participant who is, or is determined by the Board to be likely to become, a “covered employee” within the meaning of Section 162(m) of the Code (or any successor provision).

      “Date of Grant” means the date specified by the Board on which a grant of Option Rights, Appreciation Rights, Performance Shares or Performance Units or a grant or sale of Restricted Shares or Deferred Shares shall become effective (which date shall not be earlier than the date on which the Board takes action with respect thereto) and shall also include the date on which a grant of Option Rights to a Non-Employee Director becomes effective pursuant to Section 9 of this Plan.

      “Deferral Period” means the period of time during which Deferred Shares are subject to deferral limitations under Section 7 of this Plan.

      “Deferred Shares” means an award made pursuant to Section 7 of this Plan of the right to receive Common Shares at the end of a specified Deferral Period.

      “Designated Subsidiary” means a Subsidiary that is (a) not a corporation, or (b) a corporation in which at the time the Corporation owns or controls, directly or indirectly, less than 80% of the total combined voting power represented by all classes of stock issued by such corporation.

      “Effective Date” means the effective date of any plan of reorganization confirmed by the United States bankruptcy court with respect to the Corporation in the bankruptcy case numbered 01-14099K.

      “Evidence of Award” means an agreement, certificate, resolution or other type of writing or other evidence approved by the Committee which sets forth the terms and conditions of the Option Rights, Appreciation Rights, Performance Units, Performance Shares, Restricted Shares, Deferred Shares or other awards. An Evidence of Award may be in an electronic medium, may be limited to a notation on the books and records of the Corporation and, with the approval of the Board (or committee or subcommittee thereof delegated pursuant to Section 17 of this Plan), need not be signed by a representative of the Corporation or a Participant.

      “Exchange Act” means the Securities Exchange Act of 1934 and the rules and regulations thereunder, as such law, rules and regulations may be amended from time to time.

      “Exercise Price” means (i) the purchase price payable on exercise of an Option Right, or (ii) the base price which is set by the Committee at the time of grant of an Appreciation Right over which the increase in the Market Value per Share to calculate the Spread is measured.

      “Incentive Stock Options” means Option Rights that are intended to qualify as “incentive stock options” under Section 422 of the Code or any successor provision.

      “Management Objectives” means the measurable performance objective or objectives established pursuant to this Plan for Participants who have received grants of Performance Shares or Performance Units or, when so determined by the Board, Option Rights, Appreciation Rights, Restricted Shares and dividend credits pursuant to this Plan. Management Objectives may be described in terms of Corporation-wide objectives or objectives that are related to the performance of the individual Participant or of the Subsidiary, division, department, region or function within the Corporation or Subsidiary in which the Participant is employed. The Management Objectives may be made relative to the performance of other corporations. The Management Objectives applicable to any award to a Covered Employee shall be based on specified levels of or growth in one or more of the following criteria:

(a) earnings;

(b) earnings per share (earnings per share will be calculated without regard to any change in accounting standards that may be required by the Financial Accounting Standards Board after the goal is established);

(c) share price;

(d) total stockholder return;

(e) return on invested capital, equity, or assets;

(f) operating earnings;

(g) sales growth;

(h) productivity improvement.

      If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Corporation, or the manner in which it conducts its business, or other events or circumstances render the Management Objectives unsuitable, the Committee may in its discretion modify such Management Objectives or the related minimum acceptable level of achievement, in whole or in part, as the Committee deems appropriate and equitable.

      “Market Value per Share” means, as of any particular date, the closing sale price per Common Share on the national securities exchange on which the Common Shares are then listed, the final reported bid sale price per Common Share on the principal national automated system which the Common Shares are then quoted or, if the Common Shares are not then listed or quoted, the fair market value of the Common Shares as determined by the Committee.

      “Non-Employee Director” means a Director of the Corporation who is not an employee of the Corporation or any Subsidiary.

      “Optionee” means the person named in an Evidence of Award evidencing an outstanding Option Right.

      “Option Right” means the right to purchase Common Shares upon exercise of an option granted pursuant to Section 4 or Section 9 of this Plan.

      “Participant” means a person who is selected by the Committee to receive benefits under this Plan and who is at the time a director, officer, or other employee of the Corporation or any one or more of its Subsidiaries, or who has agreed to commence serving in any of such capacities within 90 days of the Date of Grant.

      “Performance Period” means, in respect of a Performance Share or Performance Unit, a period of time established pursuant to Section 8 of this Plan within which the Management Objectives relating to such Performance Share or Performance Unit are to be achieved.

      “Performance Share” means a bookkeeping entry that records the equivalent of one Common Share awarded pursuant to Section 8 of this Plan.

      “Performance Unit” means a bookkeeping entry that records a unit equivalent to $1.00 awarded pursuant to Section 8 of this Plan.

      “Restricted Shares” means Common Shares granted or sold pursuant to Section 6 or Section 9 of this Plan as to which neither the substantial risk of forfeiture nor the prohibition on transfers referred to in such Section 6 has expired.

      “Retirement” means a termination of service with the Corporation and its Subsidiaries at or after the attainment of (a) age 65, (b) age 55 with at least 10 years of continuous service, or (c) 30 years of continuous service.

      “Rule 16b-3” means Rule 16b-3 of the Securities and Exchange Commission (or any successor rule to the same effect) as in effect from time to time.

      “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations thereunder, as such law, rules and regulations may be amended from time to time.

      “Spread” means the excess of the Market Value per Share of the Common Shares on the date when an Appreciation Right is exercised, or on the date when Option Rights are surrendered in payment of the Exercise Price, over the Exercise Price provided for in the related Appreciation Right or Option Right.

      “Subsidiary” means a corporation, company or other entity (a) more than 50% of whose outstanding shares or securities (representing the right to vote for the election of directors or other managing authority) are, or (b) that does not have outstanding shares or securities (as may be the case in a partnership, joint venture or unincorporated association), but more than 50% of whose ownership interest representing the right generally to make decisions for such other entity is, now or hereafter, owned or controlled, directly or indirectly, by the Corporation except that for purposes of determining whether any person may be a Participant for purposes of any grant of Incentive Stock Options, “Subsidiary” means any corporation in which at the time the Corporation owns or controls, directly or indirectly, more than 50% of the total combined voting power represented by all classes of stock issued by such corporation.

      “Termination for Cause” means a termination of a Participant’s employment:

(a) due to the Participant’s willful and continuous gross neglect of his or her duties for which he or she is employed; or

(b) due to an act of dishonesty on the part of the Participant constituting a felony resulting or intended to result, direct or indirectly, in his or her gain for personal enrichment at the expense of the Corporation or a Subsidiary.

      “Voting Shares” means at any time, the then-outstanding securities entitled to vote generally in the election of directors of the Corporation.

      3. Shares Available Under the Plan.

      (a) Subject to adjustment as provided in Section 11 of this Plan, the number of Common Shares that may be issued or transferred (i) upon the exercise of Option Rights or Appreciation Rights, (ii) as Restricted Shares and released from substantial risks of forfeiture thereof, (iii) as Deferred Shares, (iv) in payment of Performance Shares or Performance Units that have been earned, or (v) in payment of dividend equivalents paid with respect to awards made under the Plan shall not exceed in the aggregate 5,000,000 shares, plus any shares described in Section 3(c). Such shares may be shares of original issuance or treasury shares or a combination of the foregoing. Upon the payment of any Exercise Price by the transfer to the Corporation of Common Shares or upon satisfaction of any withholding amount by means of transfer or relinquishment of

Common Shares, there shall be deemed to have been issued or transferred under this Plan only the net number of Common Shares actually issued or transferred by the Corporation.

      (b) Notwithstanding anything in this Section 3, or elsewhere in this Plan, to the contrary, the aggregate number of Common Shares actually issued or transferred by the Corporation upon the exercise of Incentive Stock Options shall not exceed 5,000,000 shares, subject to adjustment as provided in Section 11 of this Plan. Further, no Participant shall be granted Option Rights for more than 500,000 Common Shares during any calendar year, subject to adjustments as provided in Section 11 of this Plan.

      (c) The number of shares available in Section 3(a) above shall be adjusted to account for shares relating to awards that expire, are forfeited or are transferred, surrendered or relinquished upon the payment of any Exercise Price by the transfer to the Company of Common Shares or upon satisfaction of any withholding amount. Upon payment in cash of the benefit provided by any award granted under this Plan, any shares that were covered by that award shall again be available for issue or transfer hereunder.

      (d) Notwithstanding any other provision of this Plan to the contrary, in no event shall any Participant in any calendar year receive more than 500,000 Appreciation Rights, subject to adjustments as provided in Section 11 of this Plan.

      (e) Notwithstanding any other provision of this Plan to the contrary, in no event shall any Participant in any calendar year receive more than 500,000 Restricted Shares or 500,000 Deferred Shares, subject to adjustments as provided in Section 11 of this Plan.

      (f) Notwithstanding any other provision of this Plan to the contrary, in no event shall any Participant in any calendar year receive an award of Performance Shares or Performance Units having an aggregate maximum value as of their respective Dates of Grant in excess of $1,000,000.

      (g) Notwithstanding any other provision of this Plan to the contrary, in no event shall the total number of Common Shares issuable to any Participant together with any Common Shares reserved for issuance to such Participant under any other share compensation arrangement of the Corporation exceed 5% of the issued and outstanding Common Shares of the Corporation at the Date of Grant.

      4. Option Rights. The Committee may, from time to time and upon such terms and conditions as it may determine, authorize the granting to Participants of options to purchase Common Shares. Each such grant may utilize any or all of the authorizations, and shall be subject to all of the requirements, contained in the following provisions:

(a) Each grant shall specify the number of Common Shares to which it pertains, subject to the limitations set forth in Section 3 of this Plan.

(b) Each grant shall specify an Exercise Price per share, which shall be at least equal to the Market Value per Share on the Date of Grant.

(c) Unless a shorter period is specified in an applicable Evidence of Award, each such Option Right shall become exercisable to the extent of one-third of the number of shares covered thereby one year after the Date of Grant and to the extent of an additional one-third of such shares after each of the next two successive years thereafter. Such Option Rights shall become exercisable in full immediately in the event of a Change in Control. Each such Option Right granted under this Plan shall expire ten years from the Date of Grant and shall be subject to earlier termination as hereinafter provided.

(d) Each such Option Right shall terminate automatically and without further notice after the employee ceases to be an employee of the Corporation and its Subsidiaries for any reason other than as described in Section 4(e) of this Plan; provided, however, that the employee shall have until the first to occur of (i) the stated expiration date of such Option Right, or (ii) the 90th calendar day following the effective date of any such termination of employment to exercise Option Rights that had vested and become exercisable as of such effective date of termination of employment. Notwithstanding the foregoing, each such Option Right shall terminate immediately upon a Termination for Cause.

(e) In the event of a holder’s (i) death, (ii) disability, or (iii) Retirement, each of the then outstanding Option Rights of such holder may be exercised at any time within three years after such death, disability or Retirement, but in no event after the expiration date of the term of such Option Rights.

(f) Each grant shall specify whether the Exercise Price shall be payable (i) in cash or by check acceptable to the Corporation, (ii) by the actual or constructive transfer to the Corporation of nonforfeitable, unrestricted Common Shares owned by the Optionee (or other consideration authorized pursuant to subsection (g) below) having a value at the time of exercise equal to the total Exercise Price, or (iii) by a combination of such methods of payment.

(g) The Committee may determine, at or after the Date of Grant, that payment of the Exercise Price of any option (other than an Incentive Stock Option) may also be made in whole or in part in the form of Restricted Shares or other Common Shares that are forfeitable or subject to restrictions on transfer, Deferred Shares, Performance Shares (based, in each case, on the Market Value per Share on the date of exercise), other Option Rights (based on the Spread on the date of exercise) or Performance Units. Unless otherwise determined by the Committee at or after the Date of Grant, whenever any Exercise Price is paid in whole or in part by means of any of the forms of consideration specified in this paragraph, the Common Shares received upon the exercise of the Option Rights shall be subject to such risks of forfeiture or restrictions on transfer as may correspond to any that apply to the consideration surrendered, but only to the extent of (i) the number of shares or Performance Shares, (ii) the Spread of any unexercisable portion of Option Rights, or (iii) the stated value of Performance Units surrendered.

(h) Except to the extent prohibited by law, any grant may provide for deferred payment of the Exercise Price from the proceeds of sale through a bank or broker on a date satisfactory to the Corporation of some or all of the shares to which such exercise relates.

(i) Successive grants may be made to the same Participant whether or not any Option Rights previously granted to such Participant remain unexercised.

(j) Any grant of Option Rights may specify Management Objectives that must be achieved as a condition to the exercise of such rights.

(k) Option Rights granted under this Plan may be (i) options, including, without limitation, Incentive Stock Options, that are intended to qualify under particular provisions of the Code, (ii) options that are not intended so to qualify, or (iii) combinations of the foregoing.

(l) The Committee may, at or after the Date of Grant of any Option Rights (other than Incentive Stock Options), provide for the payment of dividend equivalents to the Optionee on either a current or deferred or contingent basis or may provide that such equivalents shall be credited against the Exercise Price.

(m) The exercise of an Option Right shall result in the cancellation on a share-for-share basis of any related Appreciation Right authorized under Section 5 of this Plan.

(n) Each grant of Option Rights shall be evidenced by an Evidence of Award, which shall contain such terms and provisions, consistent with this Plan, as the Board may approve.

      5. Appreciation Rights. The Committee may also authorize the granting to any Participant of Appreciation Rights. Appreciation Rights may be granted in respect of Option Rights granted hereunder (a “Coupled Right”) or separate independent Appreciation Rights. Coupled Rights may be granted at any time prior to the exercise or termination of such related Option Rights; provided, however, that a Coupled Right awarded in relation to an Incentive Stock Option must be granted concurrently with such Incentive Stock Option. An Appreciation Right shall be a right of the Participant, exercisable by surrender of the Appreciation

Right, to receive from the Corporation the Spread at the time of exercise. Each such grant may utilize any or all of the authorizations, and shall be subject to all of the requirements, contained in the following provisions:

(a) Each grant shall specify an Exercise Price per share, which shall be at least equal to the Market Value per Share on the Date of Grant.

(b) Each Appreciation Right will specify that the amount payable on exercise may be paid by the Corporation in cash, in Common Shares or in any combination thereof and may either grant to the Participant or retain in the Committee the right to elect among those alternatives.

(c) Any grant may specify waiting periods before exercise and permissible exercise dates or periods and shall provide that no Coupled Right may be exercised except at a time when the related Option Right is also exercisable and at a time when the Spread is positive.

(d) Any grant may specify that payment upon exercise of an Appreciation Right may be made at a specified time regardless of when the Appreciation Right is exercised.

(e) Any grant may specify that such Appreciation Right may be exercised only in the event of a Change in Control or other similar transaction or event.

(f) Each grant of Appreciation Rights shall be evidenced by an Evidence of Award that shall describe such Appreciation Rights, identify any related Option Rights, state that such Appreciation Rights are subject to all the terms and conditions of this Plan, and contain such other terms and provisions, consistent with this Plan, as the Board may approve.

(g) Any grant of Appreciation Rights may specify Management Objectives that must be achieved as a condition of the exercise of such rights.

      6. Restricted Shares. The Committee may also authorize the grant or sale to Participants of Restricted Shares. Each such grant or sale may utilize any or all of the authorizations, and shall be subject to all of the requirements, contained in the following provisions:

(a) Each such grant or sale shall constitute an immediate transfer of the ownership of Common Shares to the Participant in consideration of the performance of services, entitling such Participant to voting, dividend and other ownership rights, but subject to the substantial risk of forfeiture and restrictions on transfer hereinafter referred to.

(b) Each such grant or sale may be made without additional consideration or in consideration of a payment by such Participant that is less than Market Value per Share at the Date of Grant.

(c) Each such grant or sale shall provide that the Restricted Shares covered by such grant or sale shall be subject, except (if the Committee shall so determine) in the event of a Change in Control or other similar transaction or event, for a period of not less than three years to be determined by the Committee at the Date of Grant, to a “substantial risk of forfeiture” within the meaning of Section 83 of the Code.

(d) Each such grant or sale shall provide that during the period for which such substantial risk of forfeiture is to continue, the transferability of the Restricted Shares shall be prohibited or restricted in the manner and to the extent prescribed by the Committee at the Date of Grant (which restrictions may include, without limitation, rights of repurchase or first refusal in the Corporation or provisions subjecting the Restricted Shares to a continuing substantial risk of forfeiture in the hands of any transferee).

(e) Any grant of Restricted Shares may specify Management Objectives that, if achieved, will result in termination or early termination of the restrictions applicable to such shares and each grant may specify with respect to such specified Management Objectives, a minimum acceptable level of achievement and shall set forth a formula for determining the number of Restricted Shares on which restrictions will terminate if performance is at or above the minimum level, but falls short of full achievement of the specified Management Objectives.

(f) Any such grant or sale of Restricted Shares may require that any or all dividends or other distributions paid thereon during the period of such restrictions be automatically deferred and reinvested in additional Restricted Shares, which may be subject to the same restrictions as the underlying award.

(g) Each grant or sale of Restricted Shares shall be evidenced by an Evidence of Award that shall contain such terms and provisions, consistent with this Plan, as the Board may approve. Unless otherwise directed by the Committee, all certificates representing Restricted Shares shall be held in custody by the Corporation until all restrictions thereon shall have lapsed, together with a stock power or powers executed by the Participant in whose name such certificates are registered, endorsed in blank and covering such Shares.

      7. Deferred Shares. The Committee may also authorize the granting or sale of Deferred Shares to Participants. Each such grant or sale may utilize any or all of the authorizations, and shall be subject to all of the requirements contained in the following provisions:

(a) Each such grant or sale shall constitute the agreement by the Corporation to deliver Common Shares to the Participant in the future in consideration of the performance of services, but subject to the fulfillment of such conditions during the Deferral Period as the Committee may specify.

(b) Each such grant or sale may be made without additional consideration or in consideration of a payment by such Participant that is less than the Market Value per Share at the Date of Grant.

(c) Each such grant or sale shall be subject, except (if the Committee shall so determine) in the event of a Change in Control or other similar transaction or event, to a Deferral Period of not less than one year, as determined by the Committee at the Date of Grant.

(d) During the Deferral Period, the Participant shall have no right to transfer any rights under his or her award and shall have no rights of ownership in the Deferred Shares and shall have no right to vote them, but the Committee may, at or after the Date of Grant, authorize the payment of dividend equivalents on such Shares on either a current or deferred or contingent basis, either in cash or in additional Common Shares.

(e) Each grant or sale of Deferred Shares shall be evidenced by an Evidence of Award containing such terms and provisions, consistent with this Plan, as the Committee may approve.

      8. Performance Shares and Performance Units. The Committee may also authorize the granting of Performance Shares and Performance Units that will become payable to a Participant upon achievement of specified Management Objectives. Each such grant may utilize any or all of the authorizations, and shall be subject to all of the requirements, contained in the following provisions:

(a) Each grant shall specify the number of Performance Shares or Performance Units to which it pertains, which number may be subject to adjustment to reflect changes in compensation or other factors; provided, however, that no such adjustment shall be made in the case of a Covered Employee.

(b) The Performance Period with respect to each Performance Share or Performance Unit shall be such period of time (not less than one year, except in the event of a Change in Control or other similar transaction or event, if the Committee shall so determine) commencing with the Date of Grant (as shall be determined by the Committee at the time of grant).

(c) Any grant of Performance Shares or Performance Units shall specify Management Objectives that, if achieved, will result in payment or early payment of the award, and each grant may specify with respect to such specified Management Objectives a minimum acceptable level of achievement and shall set forth a formula for determining the number of Performance Shares or Performance Units that will be earned if performance is at or above the minimum level, but falls short of full achievement of the specified Management Objectives. The grant of Performance Shares or Performance Units shall specify that, before the Performance Shares or Performance Units shall be earned and paid, the Committee must certify that the Management Objectives have been satisfied.

(d) Each grant shall specify a minimum acceptable level of achievement in respect of the specified Management Objectives below which no payment will be made and shall set forth a formula for determining the amount of payment to be made if performance is at or above such minimum but short of full achievement of the Management Objectives.

(e) Each grant shall specify the time and manner of payment of Performance Shares or Performance Units that have been earned. Any grant may specify that the amount payable with respect thereto may be paid by the Corporation in cash, in Common Shares or in any combination thereof and may either grant to the Participant or retain in the Committee the right to elect among those alternatives.

(f) Any grant of Performance Shares may specify that the amount payable with respect thereto may not exceed a maximum specified by the Committee at the Date of Grant. Any grant of Performance Units may specify that the amount payable or the number of Common Shares issued with respect thereto may not exceed maximums specified by the Committee at the Date of Grant.

(g) The Committee may, at or after the Date of Grant of Performance Shares, provide for the payment of dividend equivalents to the holder thereof on either a current or deferred or contingent basis, either in cash or in additional Common Shares.

(h) Each grant of Performance Shares or Performance Units shall be evidenced by an Evidence of Award containing such other terms and provisions, consistent with this Plan, as the Committee may approve.

      9. Awards To Non-Employee Directors. The Committee may, from time to time and upon such terms and conditions as it may determine, authorize the granting to Non-Employee Directors of Option Rights, Appreciation Rights, Restricted Shares and Deferred Shares.

(a) Each grant of Option Rights, Appreciation Rights, Restricted Shares and Deferred Shares awarded pursuant to this Section 9 shall be evidenced by Evidence of Award, and shall, in addition to the provisions of Sections 4, 5, 6, or 7, be subject to the following additional terms and conditions:

(i) Each grant shall specify the number of Common Shares to which it pertains subject to the limitations set forth in Section 3 of this Plan.

(ii) Each grant of Option Rights or Appreciation Rights shall specify an Exercise Price per share, which shall not be less than the Market Value per Share on the Date of Grant.

(iii) Each Option Right or Appreciation Right shall vest and become exercisable to the extent of one-third of the number of shares covered thereby one year after the Date of Grant and to the extent of an additional one-third of such shares after each of the next two successive years thereafter. All Option Rights, Restricted Shares, Appreciation Rights or Deferred Shares shall vest in full immediately in the event of a Change in Control. Each Option Right, Appreciation Rights or Deferred Shares granted under this Plan shall expire ten years from the Date of Grant and shall be subject to earlier termination as hereinafter provided.

(iv) In the event of the termination of service on the Board, other than by reason of disability or death as set forth in Section 9(a)(v) of this Plan, the then outstanding Option Rights or Appreciation Rights of such holder may be exercised only to the extent that they were exercisable on the date of such termination and shall expire 90 days after such termination, or on their stated expiration date, whichever occurs first; provided, however, that any Option Rights or Appreciation Rights may provide that a Director who has completed a specified period of service on the Board or attained a specified age will be entitled to exercise any such Option Rights or Appreciation Rights immediately in full at any time after any such termination until their stated expiration date.

(v) In the event of the death or disability of the holder of any such Option Rights or Appreciation Rights, each of the then outstanding Option Rights or Appreciation Rights of such holder may be exercised at any time within three years after such death or disability, but in no event after the expiration date of the term of such Option Rights or Appreciation Rights.

(vi) Restricted Shares and Deferred Shares which are not vested at the time the Non-Employee Director’s service on the Board is terminated shall be forfeited and cancelled. Restricted Shares and Deferred Shares will vest in the event of the death or disability of the Non-Employee Director.

(vii) If a Non-Employee Director subsequently becomes an employee of the Corporation or a Subsidiary while remaining a member of the Board, any Option Rights, Appreciation Rights, Restricted Shares or Deferred Shares held under the Plan by such individual at the time of such commencement of employment shall not be affected thereby.

(viii) Option Rights or Appreciation Rights may be exercised by a Non-Employee Director only upon payment to the Corporation in full of the Exercise Price of the Common Shares to be delivered. Such payment shall be made in cash or in Common Shares previously owned by the Non-Employee Director for more than six months, or in a combination of cash and such Common Shares.

(b) Each grant or sale of Restricted Shares or Deferred Shares pursuant to this Section 9 shall be upon terms and conditions consistent with Sections 6 and 7 of this Plan.

      10. Transferability.

      (a) Except as otherwise determined by the Committee, no Option Right, Appreciation Right or other derivative security granted under the Plan shall be transferable by a Participant other than by will or the laws of descent and distribution, except (in the case of a Participant who is not a Director or officer of the Corporation) to a fully revocable trust of which the Participant is treated as the owner for federal income tax purposes. Except as otherwise determined by the Committee, Option Rights and Appreciation Rights shall be exercisable during the Optionee’s lifetime only by him or her or by his or her guardian or legal representative. Notwithstanding the foregoing, the Committee in its sole discretion, may provide for transferability of particular awards under this Plan other than Incentive Stock Options so long as such transfers are in compliance with the requirements for the Shares covered by such awards to be registered under Form S-8 or otherwise exempt from registration by reason of Rule 701 of the Securities Act.

      (b) The Board may specify at the Date of Grant that part or all of the Common Shares that are (i) to be issued or transferred by the Corporation upon the exercise of Option Rights or Appreciation Rights, upon the termination of the Deferral Period applicable to Deferred Shares or upon payment under any grant of Performance Shares or Performance Units, or (ii) no longer subject to the substantial risk of forfeiture and restrictions on transfer referred to in Section 6 of this Plan, shall be subject to further restrictions on transfer.

      11. Adjustments. The Committee may make or provide for such adjustments in the numbers of Common Shares covered by outstanding Option Rights, Appreciation Rights, Deferred Shares and Performance Shares granted hereunder, in the prices per share applicable to such Option Rights and Appreciation Rights and in the kind of shares covered thereby, as the Board, in its sole discretion, exercised in good faith, may determine is equitably required to prevent dilution or enlargement of the rights of Participants or Optionees that otherwise would result from (a) any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Corporation or (b) any merger, consolidation, spin-off, split-off, spin-out, split-up, reorganization, partial or complete liquidation or other distribution of assets or issuance of rights or warrants to purchase securities or (c) any other corporate transaction or event having an effect similar to any of the foregoing. Moreover, in the event of any such transaction or event, the Board, in its discretion, may provide in substitution for any or all outstanding awards under this Plan such alternative consideration as it, in good faith, may determine to be equitable in the circumstances and may require in connection therewith the surrender of all awards so replaced. The Board may also make or provide for such adjustments in the numbers of shares specified in Section 3 of this Plan and in the number of Option Rights to be granted automatically pursuant to Section 9 of this Plan as the Board in its sole discretion, exercised in good faith, may determine is appropriate to reflect any transaction or event described in this Section 11.

      12. Change In Control. For purposes of this Plan, a “Change in Control” shall mean if at any time any of the following events shall have occurred:

(a) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of the Voting Shares; provided, however, that the following acquisitions shall not constitute a Change in Control: (A) any acquisition directly from the Corporation, (B) any acquisition by the Corporation, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any Subsidiary of the Corporation or (D) any acquisition by any Person pursuant to a transaction that complies with clauses (i), (ii) and (iii) of Section 12(c); or

(b) Individuals who, as of the date hereof, constitute the Board (the “Incumbent Board”) cease for any reason (other than death or disability) to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Corporation’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (either by a specific vote or by approval of the proxy statement of the Corporation in which such person is named as a nominee for director, without objection to such nomination) shall be considered as though such individual were a member of the Incumbent Board, but excluding for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest (within the meaning of Rule 14a-11 of the Exchange Act) with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(c) Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Corporation (a “Business Combination”), unless, in each case, immediately following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners of Voting Shares of the Corporation immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the entity resulting from such Business Combination (including, without limitation, an entity which as a result of such transaction owns the Corporation or all or substantially all of the Corporation’s assets either directly or through one or more subsidiaries) in substantially the same proportions relative to each other as their ownership, immediately prior to such Business Combination, of the Voting Shares of the Corporation, (ii) no Person (excluding any entity resulting from such Business Combination or any employee benefit plan (or related trust) sponsored or maintained by the Corporation, any Subsidiary or such entity resulting from such Business Combination) beneficially owns, directly or indirectly, 15% or more of the then outstanding shares of common stock of the entity resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such entity except to the extent such ownership existed prior to the Business Combination and (iii) at least a majority of the members of the board of directors of the entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination; or

(d) Approval by the stockholders of the Corporation of a complete liquidation or dissolution of the Corporation.

      13. Fractional Shares. The Corporation shall not be required to issue any fractional Common Shares pursuant to this Plan. The Committee may provide for the elimination of fractions or for the settlement of fractions in cash.

      14. Withholding Taxes. To the extent that the Corporation is required to withhold federal, state, local or foreign taxes in connection with any payment made or benefit realized by a Participant or other person under this Plan, and the amounts available to the Corporation for such withholding are insufficient, it shall be a condition to the receipt of such payment or the realization of such benefit that the Participant or such other person make arrangements satisfactory to the Corporation for payment of the balance of such taxes required to be withheld, which arrangements (in the discretion of the Committee) may include relinquishment of a portion of such benefit. Participants shall also make such arrangements as the Corporation may require for the payment of any withholding tax obligations that may arise in connection with the disposition of shares acquired upon the execution of Option Rights. In no event, however, shall the Corporation accept Common Shares for payment of taxes in excess of required tax withholding rates, except that, in the discretion of the Committee, a Participant or such other person may surrender Common Shares owned for more than six months to satisfy any tax obligations resulting from any such transaction.

      15. Participation By Employees of Designated Subsidiaries. As a condition to the effectiveness of any grant or award to be made hereunder to a Participant who is an employee of a Designated Subsidiary, whether or not such Participant is also employed by the Corporation or another Subsidiary, the Committee may require such Designated Subsidiary to agree to transfer to such employee (when, as and if provided for under this Plan and any applicable agreement entered into with any such employee pursuant to this Plan) the Common Shares that would otherwise be delivered by the Corporation, upon receipt by such Designated Subsidiary of any consideration then otherwise payable by such Participant to the Corporation. Any such award shall be evidenced by an agreement between the Participant and the Designated Subsidiary, in lieu of the Corporation, on terms consistent with this Plan and approved by the Board and such Designated Subsidiary. All such Common Shares so delivered by or to a Designated Subsidiary shall be treated as if they had been delivered by or to the Corporation for purposes of Section 3 of this Plan, and all references to the Corporation in this Plan shall be deemed to refer to such Designated Subsidiary, except for purposes of the definition of “Board” and “Committee” and except in other cases where the context otherwise requires.

      16. Non U.S. Employees. In order to facilitate the making of any grant or combination of grants under this Plan, the Committee may provide for such special terms for awards to Participants who are foreign nationals or who are employed by the Corporation or any Subsidiary outside of the United States of America as the Board may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Board may approve such supplements to or amendments, restatements or alternative versions of this Plan as it may consider necessary or appropriate for such purposes, without thereby affecting the terms of this Plan as in effect for any other purpose, and the Secretary or other appropriate officer of the Corporation may certify any such document as having been approved and adopted in the same manner as this Plan. No such special terms, supplements, amendments or restatements, however, shall include any provisions that are inconsistent with the terms of this Plan as then in effect unless this Plan could have been amended to eliminate such inconsistency without further approval by the stockholders of the Corporation.

      17. Administration Of the Plan.

      (a) This Plan shall be administered by the Committee, which shall consist of not less than two Non-Employee Directors appointed by the Board, each of whom shall be a “Non-Employee Director” within the meaning of Rule 16b-3 and an “outside director” within the meaning of Section 162(m) of the Code. A majority of the Committee (or subcommittee thereof) shall constitute a quorum, and the action of the members of the committee (or subcommittee thereof) present at any meeting at which a quorum is present, or acts unanimously approved in writing, shall be the acts of the committee (or subcommittee thereof).

      (b) The interpretation and construction by the Committee of any provision of this Plan or of any agreement, notification or document evidencing the grant of Option Rights, Appreciation Rights, Restricted Shares, Deferred Shares, Performance Shares or Performance Units and any determination by the Committee pursuant to any provision of this Plan or of any such agreement, notification or document shall be final and conclusive. No member of the Committee shall be liable for any such action or determination made in good faith.

      18. Governing Law. The Plan and all awards granted and actions taken thereunder shall be governed by and construed in accordance with the internal substantive laws of the State of Delaware.

      19. Amendments, etc.

      (a) The Committee may at any time and from time to time amend the Plan in whole or in part; provided, however, that no amendment to (i) increase the number of Shares available for issuance under Section 3 of the Plan (other than as provided in Section 11), or (ii) permit the Committee to grant Option Right or Appreciation Rights with an Exercise Price that is less than the Market Value per Share on the Grant Date, will be effective unless and until such amendment is approved by the Stockholders of the Company. Additionally, any amendment shall, if required, by any stock exchange on which the Common Shares are listed and posted for trading be subject to approval by the Stockholders of the Company.

      (b) The Committee may permit Participants to elect to defer the issuance of Common Shares or the settlement of awards in cash under the Plan pursuant to such rules, procedures or programs as it may establish for purposes of this Plan. The Committee also may provide that deferred issuances or settlements include the payment or crediting of dividend equivalents or interest on the deferral amounts.

      (c) The Committee may condition the grant of any award or combination of awards authorized under this Plan on the surrender or deferral by the Participant of his or her right to receive a cash bonus or other compensation otherwise payable by the Corporation or a Subsidiary to the Participant.

      (d) In case of termination of service by reason of death, disability or normal or early retirement, or in the case of hardship or other special circumstances, of a Participant who holds an Option Right or Appreciation Right not immediately exercisable in full, or any Restricted Shares as to which the substantial risk of forfeiture or the prohibition or restriction on transfer has not lapsed, or any Deferred Shares as to which the Deferral Period has not been completed, or any Performance Shares or Performance Units that have not been fully earned, or who holds Common Shares subject to any transfer restriction imposed pursuant to Section 10(b) of this Plan, the Committee may, in its sole discretion, accelerate the time at which such Option Right or Appreciation Right may be exercised or the time at which such substantial risk of forfeiture or prohibition or restriction on transfer will lapse or the time when such Deferral Period will end or the time at which such Performance Shares or Performance Units will be deemed to have been fully earned or the time when such transfer restriction will terminate or may waive any other limitation or requirement under any such award.

      (e) This Plan shall not confer upon any Participant any right with respect to continuance of employment or other service with the Corporation or any Subsidiary, nor shall it interfere in any way with any right the Corporation or any Subsidiary would otherwise have to terminate such Participant’s employment or other service at any time.

      (f) To the extent that any provision of this Plan would prevent any Option Right that was intended to qualify as an Incentive Stock Option from qualifying as such, that provision shall be null and void with respect to such Option Right unless the Participant otherwise consents. Such provision, however, shall remain in effect for other Option Rights and there shall be no further effect on any provision of this Plan.

      (g) The Committee may not without the approval of the Stockholders of the Company, amend any Option Right or Appreciation Right to lower the Exercise Price thereof, including by cancellation of an Option Right or Appreciation Right and in exchange therefore granting new Option Rights or Appreciation Rights with a lower Exercise Price than the Option Rights or Appreciation Rights being exchanged.

      20. Termination. No grant shall be made under this amended and restated Plan more than ten years after the date that this Plan is approved by stockholders of the Corporation, but all grants made on or prior to such date shall continue in effect thereafter subject to the terms thereof and of this Plan.

EXHIBIT B

LAIDLAW INTERNATIONAL, INC.

SHORT-TERM INCENTIVE PLAN

Laidlaw International Inc.

Short-Term Incentive Plan (STIP)

Purpose

      The Laidlaw International Inc. Short-Term Incentive Plan (the “STIP”) is intended to provide an incentive for superior work and to motivate eligible employees of Laidlaw International Inc. (the “Company”) and its subsidiaries toward even higher achievement and business results, to tie their goals and interests to those of the Company and its stockholders and to enable the Company to attract and retain highly qualified individuals. The STIP is for the benefit of the Participants (as defined below). The STIP is designed to ensure that the bonuses paid hereunder to Participants are deductible without limit under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), and the regulations and interpretations promulgated thereunder.

Effective Date and Term

      The STIP is effective as of September 1, 2004, subject to approval by the affirmative vote of a majority of shares voting at the Company’s annual meeting of shareholders to be held in 2005, and shall remain in effect until such time as it shall be terminated by the Committee.

Definitions

      Committee: “Committee” refers to the Human Resources and Compensation Committee of the Board of Directors of the Company (the “Board”) and shall consist of at least two members of the Board who shall qualify as “outside directors” under Section 162(m) of the Code.

      Participants: “Participants” refers to the employees who have been selected by the Committee, in writing, as eligible to participate in the STIP.

      Performance Criteria: “Performance Criteria” is the criteria that the Committee selects for purposes of establishing the Performance Goal or Performance Goals for the Participants for a Performance Period.

      Performance Goals: “Performance Goals” means for a Performance Period, the goals established in writing by the Committee, based upon the Performance Criteria. Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall Company performance or the performance of an individual, a group, division or business unit or any combination thereof. The Committee may, in its discretion, within the time prescribed by Section 162(m) of the Code, adjust or modify the calculation of Performance Goals for such Performance Period in order to prevent the dilution or enlargement of the rights of Participants (i) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event or development, or (ii) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company, or the financial statements of the Company, or in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions.

      Performance Period: “Performance Period” means the one or more periods of time, which may be of varying and overlapping durations, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to, and the payment of a bonus under the STIP. Unless the Committee determines otherwise, the standard Performance Period shall coincide with the Company’s fiscal year — September 1st through August 31st.

Eligibility

      The Committee determines, in its sole discretion, which employees are eligible to participate in the STIP.

Bonus Determinations

      A Participant may receive a bonus payment under the STIP based upon the attainment of Performance Goals which are established by the Committee and relate to one or more of the following Performance Criteria with respect to the Company or any of its subsidiaries: earnings, total shareholder return, pre-tax income, operating income, net income, cash flow, earnings per share, return on equity, return on invested capital or assets, cost reductions or savings, funds from operations, appreciation in the fair market value of the Company’s stock, free cash flow, cost of capital, market share, sales growth, productivity improvements, legal compliance, acquisitions and dispositions, corporate debt rating, customer retention, customer satisfaction, and earnings before any one or more of the following items: interest, taxes, depreciation or amortization. The Committee may establish additional criteria and may, in its own discretion, apply it selectively to certain Participants.

      Any bonuses paid to Participants under the STIP shall be based upon objectively determinable bonus formulas that tie such bonuses to one or more Performance Goals relating to the Performance Criteria. Bonus formulas for Participants shall be adopted in each Performance Period by the Committee no later than the latest time permitted by Section 162(m) of the Code (generally, for Performance Periods of one year or more, no later than 90 days after the commencement of the Performance Period). No bonuses shall be paid to Participants unless and until the Committee makes a certification in writing with respect to the attainment of the Performance Goals as required by Section 162(m) of the Code. Although the Committee may in its sole discretion reduce a bonus payable to a Participant pursuant to the applicable bonus formula, the Committee shall have no discretion to increase the amount of a Participant’s bonus as determined under the applicable bonus formula.

      The maximum bonus payable to a Participant under the STIP shall not exceed $3,000,000 with respect to any fiscal year of the Company.

      The Committee shall have authority to exercise discretion in determining the amount of the targeted bonus granted to each Participant, provided that no such targeted bonus shall exceed the maximum bonus payable and to exercise discretion to reduce the amount of a targeted bonus which shall be payable to each Participant, subject to the terms, conditions and limits of the STIP and of any other written commitment authorized by the Committee. The Committee may at any time establish (and once established, rescind, waive or amend) additional conditions and terms of payment of a bonus (including but not limited to the achievement of other financial, strategic or individual goals, which may be objective or subjective) as it deems desirable in carrying out the purposes of the STIP and may take into account such other factors as it deems appropriate in administering any aspect of the STIP. However, the Committee shall have no authority to increase the amount of a bonus to be granted to any Participant or to pay a bonus under the STIP if the Performance Goal(s) have not been satisfied. In determining the amount of any bonus to be granted or to be paid to any Participant, the Committee shall give consideration to the contribution which may be or has been made by the Participant to achievement of the Company’s established objectives and such other matters as it shall deem relevant.

      The payment of a bonus to a Participant with respect to a Performance Period shall be conditioned upon (i) the Participant’s performance of services during at least one quarter of the Performance Period; and (ii) Participant’s employment by the Company on the last day of the Performance Period; provided, however, that the Committee may make exceptions to these requirements, in its sole discretion, in the case of new hires or a Participant’s retirement, death or disability. The Committee may in its discretion pro rate the target bonus for new Participants for a Performance Period.

Payout Form and Timing

      STIP payments shall be in cash and shall be made no later than ninety (90) days subsequent to a Performance Period, after business results are calculated.

Administration, Amendment and Termination

      The Committee shall have the sole discretion and full authority to construe and interpret the STIP, establish and amend rules and regulations for its administration, and perform all other acts relating to the STIP, including delegation of administrative responsibilities, that it believes reasonable and proper and in conformity with the purposes of the STIP.

      The Committee reserves the right to amend or terminate the STIP at any time and in its sole discretion. Any amendments to the STIP shall require stockholder approval only to the extent required by Section 162(m) of the Code. Any decision made, or action taken, by the Committee, arising out of or in connection with the interpretation and/or administration of the STIP, shall be final, conclusive and binding on all persons affected thereby.

Shareholder Approval

      No bonuses shall be paid under the STIP unless and until the Company’s stockholders shall have approved the STIP and the Performance Criteria as required by Section 162(m) of the Code. So long as the STIP shall not have been previously terminated by the Committee, it shall be resubmitted for approval by the Company’s stockholders in the fifth year after it shall have first been approved by the Company’s stockholders, and every fifth year thereafter. In addition, the STIP shall be resubmitted to the Company’s stockholders for approval as required by Section 162(m) of the Code if it is amended in any way that changes the material terms of the STIP’s Performance Criteria, including by materially modifying the Performance Criteria, increasing the maximum bonus payable under the STIP or changing the STIP’s eligibility requirements.

Rights of Participants

      No Participant to whom an STIP bonus has been granted or any other party shall have any interest in the cash or any other asset of the Company prior to such amount being paid.

      No right or interest of any Participant shall be assignable or transferable, or subject to any claims of any creditor or subject to any lien.

Miscellaneous

      (a) Withholding of Taxes: The Company shall deduct the amount of taxes, which in the determination of the Company are required under federal, state and local laws with respect to any amount due or paid under the STIP.

      (b) Expenses: The Company will bear all expenses and costs related to the adoption and administration of the STIP.

      (c) Voluntary Termination: In the event a Participant elects to leave the Company before the end of the Performance Period, all rights under the STIP shall cease and no benefit shall have vested, accrued or become due under the STIP for the Performance Period.

      (d) Involuntary Termination: If a Participant is involuntarily terminated “for cause”; or if the Participant dies or becomes permanently disabled, without having provided services for at least one quarter of the Performance Period taken into account for the STIP payment, he or she will not be entitled to any payments under the STIP. If upon involuntary termination the participant is entitled to a STIP bonus, he or she shall sign an Agreement and Release form in a form determined by the Committee, as a condition to the payment of said STIP bonus. Payments will be made at the same time active Participants are paid.

      (e) No Continued Employment: Neither the establishment of the STIP, nor the participation in the STIP or any payment thereunder shall be deemed to constitute an express or implied contract of employment of any Participant for any period of time or in any way abridge the rights of the Company to determine the terms and conditions of employment or to terminate the employment of any Participant with or without cause at any time.

      (f) Other Plans: Nothing contained herein shall limit the Company’s power to make regular or discretionary payments, authorizing other compensation or granting other awards under any other plans to employees of the Company, whether or not they are participants in the STIP.

      (g) Previous STIP bonus: In no event shall the Company be obligated to pay to any Participant a STIP bonus for any period by reason of the Company’s payment of a STIP bonus to such Participant in any other period, or by reason of the Company’s payment of a STIP bonus to any other Participant or Participants in such period or in any other period. Nothing contained in the STIP shall confer upon any person any claim or right to any payments hereunder. Such payments shall be made at the sole discretion of the Committee.

      (h) Funding: The STIP shall be unfunded. Amounts payable under the STIP are not and will not be transferred into a trust or otherwise set aside. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any bonus under the STIP. Any accounts under the STIP are for bookkeeping purposes only and do not represent a claim against the specific assets of the Company.

      (i) Section 162(m): It is the intent of the Company that the STIP and the bonuses paid hereunder shall satisfy and shall be interpreted in a manner that satisfies any applicable requirements as performance-based compensation within the meaning of Section 162(m) of the Code. Any provision, application or interpretation of the STIP that is inconsistent with this intent to satisfy the standards in Section 162(m) of the Code shall be disregarded.

      (j) Severability: Any provision of the STIP that is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of the STIP.

      (k) Governing Law: The STIP and the rights and obligations of the parties to the STIP shall be governed by, and construed and interpreted in accordance with, the law of the State of Illinois (without regard to principles of conflicts of law).

VOTE BY MAIL
LAIDLAW INTERNATIONAL, INC.	Mark, sign and date your proxy card and return it in the
55 SHUMAN BOULEVARD	postage-paid envelope we have provided or return to
NAPERVILLE, IL 60563	Laidlaw International, Inc., c/o ADP, 51 Mercedes Way,
Edgewood, NY 11717.

YOUR VOTE IS IMPORTANT.

PLEASE MARK, DATE AND SIGN THIS PROXY AND RETURN
IT IN THE ENCLOSED ENVELOPE.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	LLAW01	KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.		DETACH AND RETURN THIS PORTION ONLY

LAIDLAW INTERNATIONAL, INC.

I.	Election of Directors —	For	Withhold	For All	To withhold authority to vote, mark “For All Except”
	Nominees:	All	All	Except	and write the nominee’s number on the line below.
01) Richard R. Randazzo
	02) Carroll R. Wetzel, Jr.	O	O	O

Vote on Proposals

		For	Against	Abstain

II.	Approval of the Laidlaw International, Inc. Amended and Restated 2003 Equity and Performance Incentive Plan	O	O	O

III.	Approval of the Laidlaw International, Inc. Short-term Incentive Plan	O	O	O

NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

To change your address, mark this box and write them on the back where indicated	O

Please indicate if you plan to attend this	O	O
meeting
	Yes	No

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

PROXY	LAIDLAW INTERNATIONAL, INC.	PROXY
PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY
FOR THE ANNUAL STOCKHOLDERS’ MEETING ON FEBRUARY 10, 2004.

     The undersigned hereby constitutes and appoints Kevin E. Benson and Peter E. Stangl, and each of them, his true and lawful agents and proxies with full power of substitution in each, to represent the undersigned at the annual meeting of stockholders of Laidlaw International, Inc. to be held at Oak Brook Hills Resort, 3500 Midwest Road, Oak Brook, IL, 60523 on February 8, 2005 at 2:00 p.m. Central Standard Time, and at any adjournments or postponements thereof, as follows and in accordance with their judgment upon any other matters coming before said meeting.

     YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES (SEE REVERSE SIDE) AND SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF DIRECTIONS ARE NOT INDICATED, WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS’ RECOMMENDATIONS. THE PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD.

(change of address)
SEE REVERSE SIDE

PLEASE MARK, DATE AND SIGN THIS PROXY
AND RETURN IT IN THE ENCLOSED ENVELOPE.
(CONTINUED AND TO BE SIGNED ON REVERSE SIDE)
(If you have written in the above space, please mark the
corresponding box on the reverse side of this card.)